Exhibit 4.ii.(c)

Execution Copy

                               $650,000,000

                      AMENDED AND RESTATED FIVE-YEAR
                             CREDIT AGREEMENT


                                dated as of

                             December 8, 1999


                                   among


                             IMC GLOBAL INC.,


                      Various Financial Institutions,


                           ROYAL BANK OF CANADA,
                          as Documentation Agent,

                          SUNTRUST BANK, ATLANTA,
                        as Co-Documentation Agent,

                         THE CHASE MANHATTAN BANK,
                           as Syndication Agent,

                               BANK ONE, NA,
                         as Co-Syndication Agent,

                                    and

                          BANK OF AMERICA, N.A.,
                          as Administrative Agent




                      BANC OF AMERICA SECURITIES LLC,
                    Lead Arranger and Sole Book Manager

                             TABLE OF CONTENTS


                                                                       Page


                                 ARTICLE 1
                                DEFINITIONS


     SECTION 1.01.  Definitions                                          1
     SECTION 1.02.  Accounting Terms and Determinations                 12
     SECTION 1.03.  Types of Borrowing                                  13

                                 ARTICLE 2
                                THE CREDITS


     SECTION 2.01.  Commitments to Lend                                 13
     SECTION 2.02.  Notice of Committed Borrowings                      14
     SECTION 2.03.  Bid Rate Borrowings                                 14
     SECTION 2.04.  Notice to Banks; Funding of Loans                   18
     SECTION 2.05.  Registry; Notes                                     19
     SECTION 2.06.  Maturity of Loans                                   19
     SECTION 2.07.  Interest Rates                                      19
     SECTION 2.08.  Fees                                                21
     SECTION 2.09.  Optional Termination or Reduction of Commitments    22
     SECTION 2.10.  Method of Electing Interest Rates                   22
     SECTION 2.11.  Scheduled Termination of Commitments                23
     SECTION 2.12.  Optional Prepayments                                23
     SECTION 2.13.  General Provisions as to Payments                   24
     SECTION 2.14.  Funding Losses                                      24
     SECTION 2.15.  Computation of Interest and Fees                    25
     SECTION 2.16.  Letters of Credit                                   25
     SECTION 2.17.  Regulation D Compensation                           28
     SECTION 2.18.  Takeout of Swingline Loans                          28
     SECTION 2.19.  Foreign Costs                                       29

                                 ARTICLE 3
                                CONDITIONS


     SECTION 3.01.  Effectiveness                                       30
     SECTION 3.02.  Borrowings and Issuance of Letters of Credits       31
     SECTION 3.03.  First Borrowing by or Issuance of Letter of Credit
                     for Each Eligible Subsidiary                       31

                                 ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES


     SECTION 4.01.  Corporate Existence and Power                       32
     SECTION 4.02.  Corporate and Governmental Authorization; No
                     Contravention                                      32
     SECTION 4.03.  Binding Effect                                      32
     SECTION 4.04.  Financial Information                               32
     SECTION 4.05.  Litigation                                          33
     SECTION 4.06.  Compliance with Laws                                33
     SECTION 4.07.  Environmental Matters                               34
     SECTION 4.08.  Taxes                                               34
     SECTION 4.09.  Subsidiaries                                        34
     SECTION 4.10.  Regulatory Restrictions on Borrowing                34
     SECTION 4.11.  Full Disclosure                                     34
     SECTION 4.12.  Year 2000                                           35

                                 ARTICLE 5
                                 COVENANTS


     SECTION 5.01.  Information                                         35
     SECTION 5.02.  Payment of Obligations                              37
     SECTION 5.03.  Maintenance of Property; Insurance                  37
     SECTION 5.04.  Conduct of Business and Maintenance of Existence    37
     SECTION 5.05.  Compliance with Laws                                38
     SECTION 5.06.  Inspection of Property, Books and Records           38
     SECTION 5.07.  Mergers and Sales of Assets                         38
     SECTION 5.08.  Use of Proceeds                                     39
     SECTION 5.09.  Negative Pledge                                     39
     SECTION 5.10.  Debt of Subsidiaries                                40
     SECTION 5.11.  Transactions with Affiliates                        40
     SECTION 5.12.  Leverage Ratio                                      40

                                 ARTICLE 6
                                 DEFAULTS


     SECTION 6.01.  Events of Default                                   41
     SECTION 6.02.  Notice of Default                                   43
     SECTION 6.03.  Cash Cover                                          43

                                 ARTICLE 7
                         THE ADMINISTRATIVE AGENT


     SECTION 7.01.  Appointment and Authorization                       44
     SECTION 7.02.  Administrative Agent and Affiliates                 44
     SECTION 7.03.  Action by Administrative Agent                      44
     SECTION 7.04.  Consultation with Experts                           44
     SECTION 7.05.  Liability of Administrative Agent                   44
     SECTION 7.06.  Indemnification                                     45
     SECTION 7.07.  Credit Decision                                     45
     SECTION 7.08.  Successor Administrative Agent                      45
     SECTION 7.09.  Agents' Fees                                        45
     SECTION 7.10.  Other Agents                                        46

ARTICLE 8
CHANGE IN CIRCUMSTANCES


     SECTION 8.01.  Basis for Determining Interest Rate Inadequate
                     or Unfair                                          46
     SECTION 8.02.  Illegality                                          46
     SECTION 8.03.  Increased Cost and Reduced Return                   47
     SECTION 8.04.  Taxes                                               48
     SECTION 8.05.  Base Rate Loans Substituted for Affected
                     Fixed Rate Loans                                   50
     SECTION 8.06.  Substitution of Bank                                51

                                 ARTICLE 9
          REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES


     SECTION 9.01.  Corporate Existence and Power                       51
     SECTION 9.02.  Corporate and Governmental Authorization;
                     Contravention                                      51
     SECTION 9.03.  Binding Effect                                      51
     SECTION 9.04.  Taxes                                               52

                                ARTICLE 10
                                 GUARANTY


     SECTION 10.01.  The Guaranty                                       52
     SECTION 10.02.  Guaranty Unconditional                             52
     SECTION 10.03.  Discharge Only Upon Payment In Full;
                      Reinstatement In Certain Circumstances            53
     SECTION 10.04.  Waiver by the Company                              53
     SECTION 10.05.  Subrogation                                        53
     SECTION 10.06.  Stay of Acceleration                               53

                                ARTICLE 11
                               MISCELLANEOUS


     SECTION 11.01.  Notices                                            54
     SECTION 11.02.  No Waivers                                         54
     SECTION 11.03.  Expenses; Indemnification                          54
     SECTION 11.04.  Sharing of Set-offs                                55
     SECTION 11.05.  Amendments and Waivers                             55
     SECTION 11.06.  Successors and Assigns                             56
     SECTION 11.07.  Collateral                                         57
     SECTION 11.08.  Confidentiality                                    57
     SECTION 11.09.  Governing Law; Submission to Jurisdiction          58
     SECTION 11.10.  Counterparts; Integration                          58
     SECTION 11.11.  Waiver of Jury Trial                               58
     SECTION 11.12.  Effect of Amendment and Restatement;
                      Resignation of Resigning Agent                    58


PRICING SCHEDULE

SCHEDULE I     Existing Letters of Credit

EXHIBIT A -    Note
EXHIBIT B -    Form of Bid Rate Quote Request
EXHIBIT C -    Form of Invitation for Bid Rate Quotes
EXHIBIT D -    Form of Bid Rate Quote
EXHIBIT E-1 -  Opinion of Special Counsel for the Company
EXHIBIT E-2 -  Opinion of General Counsel of the Company
EXHIBIT F -    Opinion of Mayer, Brown & Platt, Special Counsel for the
                Administrative Agent
EXHIBIT G -    Assignment and Assumption Agreement
EXHIBIT H -    Form of Election to Participate
EXHIBIT I -    Form of Election to Terminate
EXHIBIT J -    Matters to be covered in Opinion of Counsel for Eligible
                Subsidiaries
EXHIBIT K -    Form of Notice of Borrowing
EXHIBIT L -    Form of Notice of Interest Rate Election


                      AMENDED AND RESTATED FIVE-YEAR
                             CREDIT AGREEMENT

       AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT dated as of December 8, 1999 among IMC GLOBAL INC., a Delaware corporation (together with its successors, the "Company"), various financial institutions, ROYAL BANK OF CANADA, as Documentation Agent, SUNTRUST BANK, ATLANTA, as Co-Documentation Agent, THE CHASE MANHATTAN BANK, as Syndication Agent, BANK ONE, NA, as Co-Syndication Agent, and BANK OF AMERICA, N.A., as Administrative Agent.

      WHEREAS, the Company, the financial institutions listed on the signature pages hereof and Morgan Guaranty Trust Company of New York, as administrative agent (in such capacity, the "Resigning Administrative Agent"), are parties to a Five-Year Credit Agreement dated as of December 15, 1997 (as amended prior to the date hereof, the "Existing Credit Agreement"); and

      WHEREAS, the signatories hereto have agreed (a) to amend the Existing Credit Agreement in certain respects, including (i) appointing Bank of America, N.A. as Administrative Agent in place of the Resigning Administrative Agent, (ii) revising certain definitions and (iii) adding a utilization fee, and (b) to restate the Existing Credit Agreement in its entirety pursuant hereto;

     NOW, THEREFORE, the parties hereto agree as follows:

                            ARTICLE DEFINITIONS
1.1.       SECTION   Definitions .  The following terms, as used  herein,
     have the following meanings:
1.2.
1.3. "Acquisition" means an acquisition by the Company or any of its Consolidated Subsidiaries of a company, a division, a location or a line of business or of all or substantially all of the assets of any of the foregoing.
1.4.
1.5. "Administrative Agent" means Bank of America, N.A. in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.
1.6.
1.7. "Administrative Questionnaire" means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.
1.8.
1.9. "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or (ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
1.10.
1.11. "Agent" means any one of the Administrative Agent, the Documentation Agent, the Co-Documentation Agent, the Syndication Agent or the Co-Syndication Agent, and "Agents" means any two or more of the foregoing.
1.12.
1.13. "Agrico" means IMC-Agrico Company, a Delaware general partnership, and its successors.
1.14.
1.15. "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office, (iii) in the case of its Bid Rate Loans, its Bid Rate Lending Office and (iv) in the case of its Swingline Loans, its Swingline Lending Office.
1.16.
1.17. "Approved Officer" means the president, the chief financial officer, the acting chief financial officer, the treasurer, a vice president, an assistant treasurer or the controller of the Company or such other representative of the Company as may be designated by any one of the foregoing with the consent of the Administrative Agent.
1.18.
1.19.      "Assignee" has the meaning set forth in Section 11.06(c).
1.20.
1.21. "Bank" means each bank or other financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to
Section 11.06(c), and their respective successors.
1.22.
1.23. "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.
1.24.
1.25. "Base Rate Loan" means a Syndicated Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8.
1.26.
1.27. "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
1.28.
1.29.      "Bid Rate (General)" has the meaning set forth in Section
2.03(d).
1.30.
1.31.      "Bid Rate (General) Auction" means a solicitation of Bid Rate
Quotes setting forth Bid Rates (General) pursuant to Section 2.03.
1.32.
1.33. "Bid Rate (General) Loan" means a loan made or to be made by a Bank pursuant to a Bid Rate (General) Auction.
1.34.      "Bid Rate (Indexed) Auction" means a solicitation of Bid Rate
Quotes setting forth Bid Rate (Indexed) Margins based on the London
Interbank Offered Rate pursuant to Section 2.03.
1.35.
1.36. "Bid Rate (Indexed) Loan" means a loan made or to be made by a Bank pursuant to a Bid Rate (Indexed) Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).
1.37.
1.38.      "Bid Rate (Indexed) Margin" has the meaning set forth in Section
2.03(d).
1.39.
1.40. "Bid Rate Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Bid Rate Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate Bid Rate Lending Offices for its Bid Rate (Indexed) Loans, on the one hand, and its Bid Rate (General) Loans, on the other hand, in which case all references herein to the Bid Rate Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.
1.41.
1.42. "Bid Rate Loan" means a Bid Rate (Indexed) Loan or a Bid Rate (General) Loan.
1.43.
1.44.      "Bid Rate Quote" means an offer by a Bank to make a Bid Rate
Loan in accordance with Section 2.03.
1.45.
1.46. "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing. References to "the Borrower" in connection with any Loan or Letter of Credit are to the Borrower to which such Loan is or is to be made or at whose request such Letter of Credit is or is to be issued.
As the context may permit, the terms "Borrower" and "Borrowers" include the Company in its capacity as guarantor of the obligations of the other Borrowers hereunder.
1.47.
1.48.      "Borrowing" has the meaning set forth in Section 1.03.
1.49.
1.50. "Co-Documentation Agent" means SunTrust Bank, Atlanta in its capacity as co-documentation agent for the Banks hereunder, and its successors in such capacity.
1.51.
1.52. "Commitment" means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank on the signature pages hereof, and (ii) with respect to each Assignee which becomes a Bank pursuant to Section 11.06(c), the amount of the Commitment thereby assumed by it, in each case as such amount may from time to time be reduced pursuant to Section 2.09 or 11.06(c) or increased pursuant to
Section 11.06(c).
1.53.
1.54.      "Committed Loan" means a Syndicated Loan or a Swingline Loan.
1.55.
1.56. "Company" has the meaning set forth in the introductory paragraph.
1.57. "Consolidated Net Worth" means at any date the consolidated shareholders' equity of the Company and its Consolidated Subsidiaries determined as of such date (other than any amount attributable to stock which is required to be redeemed or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise).
1.58.
1.59. "Consolidated Subsidiary" means, for any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; unless otherwise specified "Consolidated Subsidiary" means a Consolidated Subsidiary of the Company.
1.60.
1.61. "Co-Syndication Agent" means Bank One, NA in its capacity as co-syndication agent for the Banks hereunder, and its successors in such capacity.
1.62.
1.63. "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and similar items arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.09 and the definition of Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, provided that the amount of such Debt treated as Debt of such Person solely pursuant to this clause (vi) shall not exceed the greater of the book value or the fair market value of the collateral, and (vii) all Debt of others Guaranteed by such Person. For purposes of clause (v) above, a reimbursement obligation in respect of a letter of credit or similar instrument is contingent unless and until there shall have been a drawing under such letter of credit or instrument.
1.64.
1.65. "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
1.66.
1.67. "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.
1.68.
1.69. "Documentation Agent" means Royal Bank of Canada in its capacity as documentation agent in respect of this Agreement.
1.70. "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, Charlotte or Chicago are authorized by law to close.
1.71.
1.72. "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending
Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative
Agent.
1.73.
1.74. "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.
1.75.
1.76. "Election to Participate" means an Election to Participate substantially in the form of Exhibit H hereto.
1.77.
1.78. "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit I hereto.
1.79.
1.80. "Eligible Subsidiary" means any Substantially-Owned Consolidated Subsidiary of the Company as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Consolidated Subsidiary and the Company in such number of copies as the Administrative Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Administrative Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.
1.81.
1.82. "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.
1.83.
1.84.      "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, or any successor statute.
1.85.
1.86. "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.
1.87.
1.88. "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.
1.89.
1.90. "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.
1.91.
1.92. "Euro-Dollar Loan" means a Syndicated Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed
Borrowing or Notice of Interest Rate Election.
1.93.
1.94. "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.
1.95.
1.96. "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.07(b) on the basis of a London Interbank Offered Rate.
1.97.
1.98. "Euro-Dollar Reference Banks" means the principal London offices of Royal Bank of Canada, The Chase Manhattan Bank and Bank of America, N.A. 1.99.
1.100.     "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.17.
1.101.
1.102.     "Events of Default" has the meaning set forth in Section 6.01.
1.103.
1.104. "Existing Credit Agreement" has the meaning set forth in the recitals.
1.105.
1.106.     "Existing Harris Debt" means Debt of Harris Chemical North
America, Inc., a Delaware corporation, under its outstanding $250,000,000
10.25% Senior Secured Discount Notes and its outstanding $335,000,000
10.75% Senior Subordinated Notes.
1.107.
1.108. "Existing Letters of Credit" means the letters of credit identified in Schedule I.
1.109.
1.110.     "Federal Funds Rate" means, for any day, the rate per annum
(rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic
Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Bank of America, N.A. (or its successor as Administrative Agent) on such day on such transactions as determined by the Administrative Agent. 1.111.
1.112.     "Fixed Rate Loans" means Euro-Dollar Loans, Swingline Loans or
Bid Rate Loans (excluding Swingline Loans or Bid Rate (Indexed) Loans bearing interest at the Base Rate) or any combination of the foregoing.
1.113.
1.114. "Group of Loans" means at any time a group of Loans consisting of (i) all Loans to a single Borrower which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans to a single Borrower having the same
Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to
Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been if it had not been so converted or made.
1.115.
1.116. "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
The term "Guarantee" used as a verb has a corresponding meaning.
1.117.
1.118. "Harris Chemical Acquisition" means, collectively, the merger of Harris Chemical Group with and into IMC Merger Sub Inc., a wholly-owned Subsidiary of the Company, with Harris Chemical Group as the survivor thereof, pursuant to the certain Agreement and Plan of Merger, dated
December 11, 1997, by and among the Company, IMC Merger Sub, Inc. and
Harris Chemical Group, and the acquisition, directly or indirectly, by the Company of all of the outstanding shares of Harris Chemical Australia Pty Limited pursuant to the Sale and Purchase Agreement made as of December 11, 1997 among Prudential Asset Management Asia Limited, DGHA Persons and
Trusts named therein, Search Investment NV, Harris Chemical Australia Pty Limited, Marsupial L.L.C., Marsupial-II L.L.C., Soda Ash (L) BHD, Manager Shareholders named therein and the Company.
1.119.
1.120.     "Harris Chemical Group" means Harris Chemical Group, Inc., a
Delaware corporation.
1.121.
1.122.     "IMC Inorganic Chemicals Inc." means IMC Inorganic Chemicals
Inc., a Delaware corporation, formerly known as Harris Chemical Group, Inc.
1.123.
1.124.     "Indemnitee" has the meaning set forth in Section 11.03(b).
1.125.
1.126.     "Interest Period" means:  (1) with respect to each Euro-Dollar
Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable
Notice of Interest Rate Election and ending one, two, three or six, or, if deposits of a corresponding maturity are available to each Bank in the London interbank market, nine or twelve, months thereafter, as the Borrower may elect in such notice; provided that:
1.127.
  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

  (a) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month;

     (2) with respect to each Swingline Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not more than 10 Euro-Dollar Business Days) as the Borrower may elect in such notice; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

      (3) with respect to each Bid Rate (Indexed) Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of months thereafter (but not less than one month) as the Borrower may elect in accordance with Section 2.03; provided that:

           (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

           (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

    (4) with respect to each Bid Rate (General) Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that any Interest Period which would otherwise end on a day which is not a
Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and provided further that any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Issuing Bank" means Morgan Guaranty Trust Company of New York, Suntrust Bank, Atlanta, Bank of America, N.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, Royal Bank of Canada, Harris Trust and Savings Bank and any other Bank that may agree to issue letters of credit hereunder, in each case as issuer of a Letter of Credit hereunder.

     "Letter of Credit" means a letter of credit to be issued or issued hereunder by the Issuing Bank in accordance with Section 2.16.

     "Letter of Credit Liabilities" means, for any Bank and at any time, such Bank's ratable participation in the sum of (x) the amounts then owing by the Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge or security interest, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Committed Loan or a Bid Rate Loan and "Loans" means Committed Loans or Bid Rate Loans or any combination of the foregoing.

     "London  Interbank Offered Rate" has the meaning set forth in  Section
2.07(b).

     "Material Adverse Effect" means a material adverse effect upon (i) the financial condition, operations or properties of the Company and its Consolidated Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform under, or the ability of the Banks to enforce repayment of the Loans and the other obligations of the Company under, this Agreement.

     "Material Financial Obligations" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $100,000,000.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000,000.

    "Material Subsidiary" means, at any date, (i) any Subsidiary having (x) at least 5% of the total consolidated assets of the Company and its Consolidated Subsidiaries (determined as of the last day of the fiscal quarter of such Person most recently ended on or prior to such date) or (y) at least 5% of Consolidated EBITDA (as defined in Section 5.12) for the four consecutive fiscal quarters most recently ended on or prior to such date or (ii) collectively, any one or more Subsidiaries having (x) at least 10% of the total consolidated assets of the Company and its Consolidated Subsidiaries (determined as of the last day of the fiscal quarter of such Persons most recently ended on or prior to such date) or (y) at least 10% of Consolidated EBITDA for the four consecutive fiscal quarters most recently ended on or prior to such date.

    "Moody's" means Moody's Investors Service, Inc.

    "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group either (i) is then making or accruing an obligation to make contributions or (ii) has within the preceding five plan years made contributions, including for these purposes any Person which was at the time such contribution was made a member of the ERISA Group.

    "Notes" means promissory notes of the Borrower, in the form required by
Section 2.05, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

    "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Bid Rate Borrowing (as defined in Section 2.03(f)), in either case in substantially the form of Exhibit K.

    "Notice of Interest Rate Election" has the meaning set forth in Section 2.10(a).

    "Notice of Issuance" has the meaning set forth in Section 2.16(b).

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

    "Participant" has the meaning set forth in Section 11.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

    "PLP" means Phosphate Resource Partners Limited Partnership, a Delaware limited partnership, and its successors.

     "Pricing Schedule" means the schedule annexed hereto denominated as such.

     "Prime Rate" means the rate of interest publicly announced by Bank of America, N.A. in Charlotte, North Carolina from time to time as its Prime Rate. Each change in the Prime Rate shall be effective from and including the day such change is publicly announced.

     "Quarterly Payment Date" means the last Domestic Business Day of each March, June, September and December.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the sum of the aggregate unpaid
principal  amount  of  the  Loans  and  the  aggregate  Letter  of   Credit
Liabilities.

    "Resigning Agent" has the meaning set forth in the recitals.

     "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

    "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

     "Series E Preferred Stock" means the shares of preferred stock of The Vigoro Corporation, a Delaware corporation and wholly-owned Subsidiary of the Company, par value $100 per share, designated Series E.

     "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

     "Substantial Assets" means assets sold or otherwise disposed of in a single transaction or a series of related transactions representing 25% or more of the consolidated assets of the Company and its Consolidated Subsidiaries, taken as a whole.

     "Substantially-Owned Consolidated Subsidiary" means any Consolidated Subsidiary at least 80% of the Voting Stock of which is at the time directly or indirectly owned by the Company; provided that Agrico shall be deemed a Substantially-Owned Consolidated Subsidiary for so long as it is a Consolidated Subsidiary.

     "Swingline Bank" means Bank of America, N.A., Suntrust Bank, Atlanta and any other Bank that may agree to make Swingline Loans hereunder.

     "Swingline Lending Office" means, as to any Swingline Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Swingline Lending Office) or such other office as such Swingline Bank may hereafter designate as its Swingline Lending Office by notice to the Borrower and the Administrative Agent.

     "Swingline  Loan" means a loan made by the Swingline Bank pursuant  to
Section 2.01(b).

     "Swingline  Takeout  Loan" means a Base Rate  Loan  made  pursuant  to
Section 2.18.

     "Syndicated Loan" means a Loan made by a Bank pursuant to Section 2.01(a); provided that, if any loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Syndicated Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Syndication Agent" means The Chase Manhattan Bank in its capacity as syndication agent in respect of this Agreement.

     "Termination Date" means December 15, 2002, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

    "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA (or other applicable standard), exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Unrefunded  Swingline  Loan" has the meaning  set  forth  in  Section
2.18(b).

     "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

1.1.      SECTION   Accounting Terms and Determinations.  Unless otherwise
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent in all material respects
(except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend Article 5 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks, and the parties hereto agree to enter into negotiations in good faith in order to amend such provisions in a credit-neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the financial condition and performance of the Company and its Consolidated Subsidiaries shall be the same after such changes as if such changes had not been made.
1.2.
1.3.      SECTION   Types of Borrowings .  The term "Borrowing" denotes the
aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article 2 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Dollar Borrowing, a Swingline Borrowing or a Bid Rate Borrowing (excluding any such Borrowing consisting of Swingline Loans or Bid Rate (Indexed) Loans bearing interest at the Base Rate), and a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Syndicated Borrowing" is a Borrowing under Section
2.01 in which all Banks participate in proportion to their Commitments, while a "Bid Rate Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).
1.4.

                            ARTICLE THE CREDITS
1.1.    SECTION    Commitments to Lend.  (a) Syndicated Loans.  During  the
  Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to any Borrower pursuant to this subsection (a) from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank, together with its Letter of Credit Liabilities and its participating interests in any Unrefunded Swingline Loans, at any one time outstanding to all Borrowers shall not exceed the amount of its Commitment. Each Borrowing under this subsection (a) (other than a Swingline Takeout Borrowing) shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b) and except that any such Borrowing to refund a Swingline Loan or to fund the reimbursement obligation in respect of a Letter of Credit may be in the exact amount required for such purpose) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, any Borrower may borrow under this subsection (a), repay or, to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection (a).

     (b) Swingline Loans. From time to time prior to the Termination Date, each Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to any Borrower pursuant to this subsection (b) from time to time in amounts such that (i) the aggregate principal amount of its Committed Loans together with its Letter of Credit Liabilities at any one time outstanding to all Borrowers shall not exceed the amount of its Commitment and (ii) the aggregate principal amount of Swingline Loans at any time outstanding shall not exceed $25,000,000. Within the foregoing limits, any Borrower may borrow under this subsection (b), repay or, to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection (b); provided that the proceeds of a Swingline Borrowing may not be used, in whole or in part, to refund any prior Swingline Borrowing. Each Borrowing under this subsection (b) shall be in an aggregate principal amount of $500,000 or any larger multiple of $250,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 2.01(a)).

  1.1. SECTION Notice of Committed Borrowings. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing or Swingline Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:
1.2.
           (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Swingline Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (b)  the aggregate amount of such Borrowing;

           (c) whether the Loans comprising such Borrowing are to be Swingline Loans or Syndicated Loans, and, in the case of Swingline Loans, the applicable Swingline Banks;

           (d) in the case of a Syndicated Borrowing, whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate; and

           (e) in the case of a Euro-Dollar Borrowing or a Swingline Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

1.1.   SECTION   Bid Rate Borrowings .  The Bid Rate Option.  In addition
to Committed Borrowings pursuant to Section 2.01, any Borrower may, as set forth in this Section, request the Banks to make offers to make Bid Rate Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.
1.2.
1.3. (b) Bid Rate Quote Request. When a Borrower wishes to request offers to make Bid Rate Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Bid Rate Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 11:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a Bid Rate (Indexed) Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of a Bid Rate (General) Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Bid Rate Quote Request for the first Bid Rate (Indexed) Auction or Bid Rate (General) Auction for which such change is to be effective) specifying:
1.4.
1.5. (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day,
1.6.
1.7. (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,
1.8.
1.9.           (iii)     the duration of the Interest Period applicable
thereto, subject to the provisions of the definition of Interest Period, and
1.10.
1.11. (iv) whether the Bid Rate Quotes requested are to set forth a Bid Rate (Indexed) Margin or a Bid Rate (General).
1.12. The Borrower may request offers to make Bid Rate Loans for more than one Interest Period in a single Bid Rate Quote Request.

      (c) Invitation for Bid Rate Quotes. Promptly upon receipt of a Bid Rate Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Bid Rate Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Bid Rate Quotes offering to make the Bid Rate Loans to which such Bid Rate Quote Request relates in accordance with this Section.

      (d) Submission and Contents of Bid Rate Quotes. (i) Each Bank may submit a Bid Rate Quote containing an offer or offers to make Bid Rate
Loans in response to any Invitation for Bid Rate Quotes. Each Bid Rate Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 11.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a Bid Rate (Indexed) Auction or (y) 10:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of a Bid Rate (General) Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Bid Rate Quote Request for the first Bid Rate (Indexed) Auction or Bid Rate (General) Auction for which such change is to be effective); provided that Bid Rate Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 1:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a Bid Rate (Indexed) Auction or (y) 9:45 A.M. (New York City time) on the proposed date of Borrowing, in the case of a Bid Rate (General) Auctions. Subject to Articles 3 and 6, any Bid Rate Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

     (ii) Each Bid Rate Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

               (A)  the proposed date of Borrowing,

                (B) the principal amount of the Bid Rate Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Bid Rate Loans for each Interest Period for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Bid Rate Loans for which offers being made by such quoting Bank may be accepted,

               (C) in the case of a Bid Rate (Indexed) Auction, the margin above or below the applicable London Interbank Offered Rate (the "Bid Rate (Indexed) Margin") offered for each such Bid Rate Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                (D) in the case of a Bid Rate (General) Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Bid Rate (General)") offered for each such Bid Rate Loan, and

               (E)  the identity of the quoting Bank.

A Bid Rate Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Bid Rate Quotes.

     (iii)     Any Bid Rate Quote shall be disregarded if:

                (A) it is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection 2.03(d)(ii);

               (B) it contains qualifying, conditional or similar language beyond that contemplated by Exhibit D (other than a qualification or condition as to minimum amount);

                (C) it proposes terms other than or in addition to those set forth in the applicable Invitation for Bid Rate Quotes; or

                (D)   it  arrives  after the time set forth  in  subsection
          2.03(d)(i).

      (e) Notice to Borrower. The Administrative Agent shall promptly but in no event later than (i) 5:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a Bid Rate (Indexed) Auction or (ii) 10:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of a Bid Rate (General) Auction (or, in either case such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Bid Rate Quote Request for the first Bid Rate (Indexed) Auction or Bid Rate (General)
Auction for which such change is to be effective) notify the Borrower of the terms (x) of any Bid Rate Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Bank with respect to the same Bid Rate Quote Request. Any such subsequent Quote shall be disregarded by the Administrative Agent unless such subsequent Quote is submitted solely to correct a manifest error in such former Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Loans for which offers have been received for each Interest Period specified in the related Bid Rate Quote Request, (B) the respective principal amounts and Bid Rate (Indexed) Margins or Bid Rates (General), as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Bid Rate Loans for which offers in any single Bid Rate Quote may be accepted.

      (f) Acceptance and Notice by Borrower. Not later than 11:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a Bid Rate (Indexed) Auction or
(y) the proposed date of Borrowing, in the case of a Bid Rate (General) Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Bid Rate Quote Request for the first Bid Rate (Indexed) Auction or Bid Rate (General) Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Bid Rate Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Bid Rate Quote in whole or in part; provided that:

           (i) the aggregate principal amount of each Bid Rate Borrowing may not exceed the applicable amount set forth in the related Bid Rate Quote Request,

           (ii) the principal amount of each Bid Rate Borrowing must be $10,000,000 or a larger multiple of $1,000,000, and

           (iii) acceptance of offers may only be made on the basis of ascending Bid Rate (Indexed) Margins or Bid Rates (General), as the case may be.

     (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Bid Rate (Indexed) Margins or Bid Rates (General), as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

1.1.      SECTION   Notice to Banks; Funding of Loans .  (a) Upon receipt
of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.
1.2.
1.3. (b) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York
City, to the Administrative Agent at its address specified in or pursuant to Section 11.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address not later than 2:30 P.M. (New York City time) on the date of such
Borrowing.
1.4. (c) Unless the Administrative Agent shall have received notice from a Bank prior to the time of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and, if such Bank shall not have made such payment within two Domestic Business Days of demand therefor, the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.
1.5.
1.6. (d) The failure of any Bank to make the Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make a Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.
1.7.
1.8.      SECTION   Registry; Notes .  (a) The Administrative Agent shall
maintain a register (the "Register") on which it will record the Commitment of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank. Any such recordation by the Administrative Agent on the Register shall be presumptively correct, absent manifest error. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' obligations hereunder.
1.9.
1.10. (b) Each Borrower hereby agrees that, promptly upon the request of any Bank at any time, such Borrower shall deliver to such Bank a duly executed Note, in substantially the form of Exhibit A hereto, payable to the order of such Bank and representing the obligation of such Borrower to pay the unpaid principal amount of the Loans made to such Borrower by such Bank, with interest as provided herein on the unpaid principal amount from time to time outstanding.
1.11.
1.12. (c) Each Bank shall record the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and each Bank receiving a Note pursuant to this Section, if such Bank so elects in connection with any transfer or enforcement of any Note, may endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Notes. Such Bank is hereby irrevocably authorized by the Borrowers so to endorse any Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.
1.13.
1.14.          SECTION   Maturity of Loans .  (a) Each Syndicated Loan
shall mature, and the principal amount thereof shall be due and payable (together with accrued and unpaid interest thereon), on the Termination Date.
1.15.
1.16. (b) Each Swingline Loan included in any Swingline Borrowing and each Bid Rate Loan included in any Bid Rate Borrowing shall mature, and the principal amount thereof shall be due and payable (together with accrued and unpaid interest thereon), on the last day of the Interest
Period applicable to such Borrowing.
1.17.
1.18.          SECTION  Interest Rates .  (a) Each Base Rate Loan shall
bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date, at maturity and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such Base Rate Loan is so converted. Any overdue principal of or overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.
1.19.
1.20. (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.
1.21.
1.22. The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period. If any Euro-Dollar Reference Bank does not furnish a timely quotation, the Administrative
Agent shall determine the relevant interest rate on the basis of the quotation furnished by the remaining Euro-Dollar Reference Banks or, if none of such quotations is available on a timely basis, the provisions of
Section 8.01 shall apply.
1.23.
1.24. (c) Any overdue principal of or overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due and (ii) the Base Rate for such day.
1.25.
1.26. (d) Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Base Rate for such day or such other rate as may be from time to time determined by mutual agreement between the Swingline Bank making such Loan and the Borrower. Interest on each Swingline Loan shall be payable at the maturity of such Loan. Any overdue principal of or overdue interest on any
Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day; provided that if and to the extent the failure to pay such principal or interest when due was attributable to default by a Bank in making a Loan which such Bank was obligated to make hereunder, such interest shall accrue at a rate per annum equal to the Base Rate from and including the date such payment was due to but not including the first Domestic Business Day thereafter and shall accrue at a rate per annum equal to the sum of 2% plus the Base Rate from and including such first succeeding Domestic Business
Day until paid.
1.27.
1.28.          (e)  Subject to Section 8.01(a), each Bid Rate (Indexed)
Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if each Euro-Dollar Reference Bank were to participate in the related Bid Rate (Indexed) Borrowing ratably in proportion to its Commitment) plus (or minus) the Bid Rate (Indexed) Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Bid Rate (General) Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Bid Rate (General) quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or overdue interest on any Bid Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.
1.29.
1.30. (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
1.31.
1.32.          SECTION   Fees .  (a) Facility Fee.  The Company shall pay
to the Administrative Agent for the account of each Bank a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the earlier of the date hereof and the Effective Date to but excluding the date of termination of the Commitments in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including such date of termination to but excluding the date the Loans and Letter of Credit Liabilities shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans and
Letter of Credit Liabilities.
1.33.
1.34. (b) Letter of Credit Fees. Each Borrower shall pay (i) to the Administrative Agent for the account of the Banks ratably a letter of credit fee accruing daily on the aggregate amount then available for drawing under all outstanding Letters of Credit issued at its request at a rate per annum equal to the Euro-Dollar Margin and (ii) to each Issuing
Bank a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank issued at its request at a rate per annum mutually agreed from time to time by the Borrowers and such Issuing Bank.
1.35.
1.36. (c) Utilization Fees. For any day on which the aggregate outstanding principal amount of the Loans is equal to or greater than 25%
of the aggregate amount of the Commitments, the Company shall pay to the Administrative Agent for the account of each Bank a utilization fee for such day computed at a rate per annum equal to the Utilization Fee Rate (determined daily in accordance with the Pricing Schedule) on the principal amount of such Bank's Loans. Such utilization fee shall accrue (for any day on which applicable) from and including the Effective Date to the date on which the Commitments are terminated, and thereafter until all Loans are paid in full.
1.37.
1.38. (d) Payments. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and upon the date of termination of the Commitments in their entirety (and, thereafter, on demand until the Loans and Letter of Credit Liabilities shall be repaid in their entirety).
1.39.
1.40.          SECTION   Optional Termination or Reduction of Commitments .
The Company may, upon notice to the Administrative Agent not later than 11:00 A.M. (New York City time) on any Domestic Business Day, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time (after giving effect to any contemporaneous prepayment of the Loans in accordance with Section 2.12) or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $1,000,000 the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans and
Letter of Credit Liabilities.
1.41.
1.42.          SECTION   Method of Electing Interest Rates .  (a) The Loans
included in each Syndicated Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:
1.43.
1.44. (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and
1.45.
1.46. (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.
1.47.
1.48. Each such election shall be made by delivering a notice in substantially the form of Exhibit L (a "Notice of Interest Rate Election") to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans, provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.
1.49.
1.50.          (b)  Each Notice of Interest Rate Election shall specify:
1.51.
          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.10(a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

           (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

      Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of the term "Interest Period".

      (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection 2.10(a) above, the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If no Notice of Interest Rate Election is timely received prior to the end of an Interest Period for any Group of Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans as of the last day of such Interest Period.

      (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "Borrowing" subject to the provisions of Section 3.02.

1.1.        SECTION   Scheduled Termination of Commitments .  The
Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued and unpaid interest thereon) shall be due and payable on such date.
1.2.
1.3.      SECTION   Optional Prepayments .  (a) Subject in the case of any
Fixed Rate Borrowing to Section 2.14, the Borrower may upon notice to the Administrative Agent not later than 11:00 A.M. (New York City time) on any Domestic Business Day prepay on such Domestic Business Day any Group of Base Rate Loans, any Swingline Borrowing or any Bid Rate Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a) and upon at least three Euro-Dollar Business Days' notice to the Administrative Agent not later than 11:00 A.M. (New York City time) prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.
1.4.
1.5. (b) Except as provided in subsection 2.12(a), the Borrower may not prepay all or any portion of the principal amount of any Bid Rate Loan prior to the maturity thereof.
1.6.
1.7. (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.
1.8.
1.9.      SECTION   General Provisions as to Payments .  (a) Each payment
of principal of, and interest on, the Loans and of fees hereunder shall be made not later than 2:30 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 11.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans, Swingline Loans or Letter of Credit Liabilities or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Bid Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
1.10.
1.11. (b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.
1.12.
1.13.          SECTION   Funding Losses .  If a Borrower makes any payment
of principal with respect to any Fixed Rate Loan or any Euro-Dollar Loan is converted to a Base Rate Loan or continued as a Euro-Dollar Loan for a new Interest Period (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if a Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.10(c) or 2.12(c) (other than by reason of a default by the Bank demanding payment hereunder), such Borrower shall reimburse each Bank within 15 days after written demand from such Bank for any resulting loss or reasonable expense incurred by it (or by an existing or prospective Participant in the related Loan, but not to exceed the loss and expense which would have been incurred by such Bank had no participations been granted by it), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of profit or margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to such Borrower a certificate setting forth in reasonable detail the calculation of the amount of such loss or expense, which certificate shall be presumptively correct in the absence of manifest error.
1.14.
1.15.          SECTION   Computation of Interest and Fees .  Interest based
on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).
1.16.
1.17.          SECTION   Letters of Credit .  (a) Subject to the terms and
conditions hereof, each Issuing Bank agrees to issue Letters of Credit hereunder from time to time before the sixth Domestic Business Day preceding the Termination Date upon the request of any Borrower; provided that, immediately after each Letter of Credit is issued (i) the aggregate amount of the Letter of Credit Liabilities plus the aggregate outstanding amount of all Loans shall not exceed the aggregate amount of the Commitments and (ii) the aggregate Letter of Credit Liabilities shall not exceed $100,000,000. On the Effective Date, each of the Existing Letters of Credit shall be deemed to be a Letter of Credit issued at the request of the Company hereunder, and shall from and after such date be governed by the provisions of this Agreement as fully as if the same had been issued pursuant hereto on the Effective Date. Upon the date of issuance by an Issuing Bank of a Letter of Credit (or on the Effective Date, in the case of the Existing Letters of Credit), the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion its Commitment bears to the aggregate Commitments.
1.18.
1.19. (b) The Borrower shall give an Issuing Bank notice at least three Domestic Business Days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Bank. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension.
1.20.
1.21. (c) No Letter of Credit shall have a term extending or extendible beyond the fifth Domestic Business Day preceding the Termination Date.
1.22.
1.23. (d) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. In the event of a drawing under a Letter of Credit, the Borrower shall, unless it gives not less than one Domestic Business Day's notice to the Administrative Agent to the contrary, be deemed to have timely given a Notice of Borrowing for a Base Rate Borrowing on the date of such drawing in the exact amount due the Issuing Bank hereunder on such date, and the Administrative Agent shall apply the proceeds of such Borrowing to make payment thereof.
1.24.
1.25. (e) All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate for such day plus, if such amount remains unpaid for more than one Domestic Business Day, 2%; provided that if and to the extent the failure to pay such principal or interest when due is attributable to default by a Bank in making a Loan which such Bank was obligated to make hereunder, such interest shall accrue at a rate per annum equal to the Base Rate from and including the date such payment was due to but not including the first Domestic Business Day thereafter and shall accrue at a rate per annum equal to the sum of 2% plus the Base Rate from and including such first succeeding Domestic Business Day until paid. In addition, each Bank will pay to the Administrative Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Bank's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate. The Issuing Bank will pay to each Bank ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto.
1.26.
1.27. (f) The obligations of each Borrower and Bank under subsections 2.16(d) and 2.16(e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:
1.28.
1.29. (i) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);
1.30.
1.31. (ii) the existence of any claim, set-off, defense or other rights that such Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Banks (including the Issuing Bank), any other Borrower or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
1.32.
1.33.               (iii)     any statement or any other document presented
under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
1.34.
1.35. (iv) payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit; and
1.36.
1.37. (v) any other act or omission to act or delay of any kind by any Bank (including the Issuing Bank), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (v), constitute a legal or equitable discharge of such Borrower's or Bank's obligations hereunder; provided however that nothing in this subsection 2.16(f) shall relieve the Issuing Bank, the Administrative Agent or any other Bank of legal responsibility it would otherwise have for the consequences of its own gross negligence or willful misconduct.

      (g) Each Borrower hereby indemnifies and holds harmless each Bank (including each Issuing Bank) and the Administrative Agent from and against any and all liabilities, losses, damages, costs or out-of-pocket expenses which such Bank or the Administrative Agent may incur (including, without limitation, any liabilities, losses, damages, costs or out-of-pocket expenses which an Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bank)), and none of the Banks (including the Issuing Banks) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit issued at the request of such Borrower, including without limitation any of the circumstances enumerated in subsection 2.16(f) above, as well as
(i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, and (iii) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that such Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any such Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any such Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection 2.16(g) is intended to limit the obligations of any Borrower under any other provision of this Agreement. To the extent any Borrower does not indemnify an Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Commitments.

1.1.      SECTION   Regulation D Compensation .  In the event that a Bank
is required to maintain reserves of the type contemplated by the definition of "Euro-Dollar Reserve Percentage", such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least three Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of such Borrower an officer's certificate setting forth the amount to which such Bank is then entitled under this Section 2.17 (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such notification shall be accompanied by such information as the Borrower may reasonably request. 1.2.
1.3. "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).
1.4.
1.5.      SECTION   Takeout of Swingline Loans .  (a) In the event that any
Swingline Loan shall not be repaid in full at or prior to the maturity thereof the Administrative Agent shall, on behalf of the Borrower (each Borrower hereby irrevocably directing and authorizing the Administrative Agent so to act on its behalf), give a Notice of Borrowing requesting the Banks, including the Swingline Bank, to make a Base Rate Borrowing on the maturity date of such Swingline Loan in an amount equal to the unpaid principal amount of such Swingline Loan. Each Bank will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Bank which made such Swingline Loan on such date in accordance with Section 2.04. The proceeds of such Base Rate Borrowing shall be immediately applied to repay such Swingline Loan.
1.6.
1.7. (b) If, for any reason, a Base Rate Borrowing may not be (as determined by the Administrative Agent in its sole discretion), or is not, made pursuant to subsection (a) above to refund a Swingline Loan as required by said subsection, then, effective on the date such Borrowing would otherwise have been made, each Bank severally, unconditionally and irrevocably agrees that it shall purchase an undivided participating interest in such Swingline Loan (an "Unrefunded Swingline Loan") in an amount equal to the amount of the Loan which otherwise would have been made by such Bank pursuant to subsection (a), which purchase shall be funded by the time such Loan would have been required to be funded pursuant to
Section 2.04 by transfer to the Administrative Agent, for the account of the Swingline Bank, in immediately available funds, of the amount of its participation.
1.8.
1.9. (c) Whenever, at any time after the Swingline Bank has received from any Bank payment in full for such Bank's participating interest in a Swingline Loan, the Swingline Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Swingline Bank (or the Administrative Agent, as the case may be) will promptly distribute to such Bank its participating interest in such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment is subsequently required to be returned, such Bank will return to the Swingline Bank (or the Administrative Agent, as the case may be) any portion thereof previously distributed by the Swingline Bank (or the Administrative Agent, as the case may be) to it.
1.10.
1.11. (d) Each Bank's obligation to purchase and fund participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: any setoff, counterclaim, recoupment, defense or other right which such Bank or the Borrower may have against any Swingline Bank, or any other Person for any reason whatsoever; the occurrence or continuance of a Default or the failure to satisfy any of the conditions specified in Article 3; any adverse change in the condition (financial or otherwise) of any Borrower; any breach of this Agreement by any Borrower or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
1.12.
1.13.          SECTION   Foreign Costs .  (a) If the cost to any Bank of
making or maintaining any Loan or of issuing or participating in any Letter of Credit is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that the Borrower of such Loan or Letter of Credit is incorporated in, or conducts business in, a jurisdiction outside the United States of America, such Borrower shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Administrative Agent). A certificate of such Bank claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.
1.14.
1.15. (b) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge that will entitle such Bank to additional compensation pursuant to subsection (a) and will designate a different Applicable Lending Office if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.
1.16.

                             ARTICLE CONDITIONS
1.1. SECTION Effectiveness . This Agreement shall become effective, and all loans outstanding under the Existing Credit Agreement shall be deemed to be Loans hereunder, on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 11.05):

     (a) receipt by the Administrative Agent of evidence that counterparts hereof have been signed by each Borrower, the Resigning Agent and the Required Banks (it being understood that the Administrative Agent may rely on telegraphic, telecopy, telex or other written confirmation from any party of execution of a counterpart hereof by such party);

     (a) receipt by the Administrative Agent of an opinion of (i) Kirkland & Ellis, special counsel for the Company, substantially in the form of Exhibit E-1 hereto and (ii) Mary Ann Hynes, General Counsel of the Company, substantially in the form of Exhibit E-2 hereto, and in each case covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (a) receipt by the Administrative Agent of an opinion of Mayer, Brown & Platt, special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

     (a) receipt by the Administrative Agent of all documents it may have reasonably requested prior to the date hereof relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than December 24, 1999; and provided further that the provisions of Sections 2.08, 2.09, 2.14 and 11.03 shall become effective upon satisfaction of the condition specified in clause 3.01(a). The Administrative Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

1.1.       SECTION   Borrowings and Issuance of Letters of Credits  .   The
obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of the Issuing Bank to issue (or renew or extend the term of) any Letter of Credit is subject to the satisfaction of the following conditions; provided that if such Borrowing is a Swingline Takeout Borrowing, only the conditions set forth in clauses 3.02(a) and 3.02(b) must be satisfied:
1.2.
     (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03 or receipt by the Issuing Bank of a Notice of Issuance as required by Section 2.16, as the case may be;

     (a) the fact that, immediately after such Borrowing or issuance of such Letter of Credit, the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of Letter of Credit Liabilities will not exceed the aggregate amount of the Commitments, the aggregate outstanding principal amount of Swingline Loans will not exceed $25,000,000 and the aggregate amount of Letter of Credit Liabilities will not exceed $100,000,000;

     (a) the fact that, immediately after such Borrowing or issuance of such Letter of Credit, no Default shall have occurred and be continuing; and

     (a) the fact that the representations and warranties (other than (i) the representation and warranty set forth in Section 4.04(b) in the case of a Borrowing which does not result in an increase in the sum of the aggregate outstanding principal amount of the Loans and the aggregate Letter of Credit Liabilities, (ii) the representation and warranty set forth in Section 4.04(a) and (iii) the representations and warranties set forth in Section 4.12 in the case of a Borrowing after December 31, 2000) of the Borrower and, if the Borrower is not the Company, of the Company contained in this Agreement shall be true on and as of the date of such Borrowing or issuance of such Letter of Credit.

     Each Borrowing and each issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower (and, if the Company is not the Borrower, by the Company) on the date of such Borrowing or issuance as to the facts specified in clauses (b), (c) and (d) of this Section (unless such Borrowing is a Swingline Takeout Borrowing, in which case the Borrower (and the Company) shall be deemed to represent and warrant as to the facts specified in clause (b) of this Section).

1.1.      SECTION   First Borrowing by or Issuance of Letter of Credit  for
Each Eligible Subsidiary . The obligation of each Bank to make a Loan and the obligation of each Issuing Bank to issue (or renew or extend the term of) any Letter of Credit on the occasion of the first Borrowing by or issuance for each Eligible Subsidiary is subject to the satisfaction of the following further conditions:
1.2.
     (a) receipt by the Administrative Agent of an opinion or opinions of counsel for such Eligible Subsidiary reasonably acceptable to the Administrative Agent (which, in the case of an Eligible Subsidiary organized under the laws of the United States or a State thereof may be an employee of the Company) and addressed to the Administrative Agent and the Banks, substantially to the effect of Exhibit J hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

     (a) receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.


                   ARTICLE REPRESENTATIONS AND WARRANTIES

2    The Company represents and warrants that:
3
3.1. SECTION Corporate Existence and Power . The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect.

1.1.        SECTION     Corporate   and  Governmental   Authorization;   No
Contravention . The execution, delivery and performance by the Company of this Agreement and its Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.
1.2.
1.3.       SECTION   Binding Effect .  This Agreement constitutes  a  valid
and binding agreement of the Company and each of its Notes, if and when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.
1.4.
1.5.       SECTION   Financial Information .  (a) The consolidated  balance
sheet of the Company and its Consolidated Subsidiaries as of December 31, 1998 and the related consolidated statements of earnings, cash flows and changes in stockholders' equity for the fiscal year then ended, reported on by Ernst & Young LLP, copies of which are included in the Company's Form 10-K for the period ended December 31, 1998 and have been delivered to each of the Banks, fairly present in all material respects, in conformity with
generally   accepted  accounting  principles,  the  consolidated  financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.
1.6.
1.7. (b) The financial statements presented in the Company's Form 10-Q for the period ended September 30, 1999, which the Company has filed with the Securities and Exchange Commission, copies of which have been delivered to each of the Banks, fairly present in all material respects, on a basis consistent with the financial statements referred to in Section 4.04(a), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end audit adjustments and the absence of full footnotes).
1.8.
1.9. (c) Since September 30, 1999, there has been no material adverse change in the business, financial position or operations of the Company and its Consolidated Subsidiaries, considered as a whole.
1.10.
1.11.          SECTION   Litigation .  Except as disclosed in the Company's
annual report on Form 10-K for the year ended December 31, 1998, each registration statement (other than a registration statement on Form S-8 (or its equivalent)) and each report on Form 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission at any time thereafter, there is no action, suit or proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or any Note.

1.1. SECTION Compliance with Laws . (a) The Company and each Subsidiary is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities except where (i) non-compliance could not reasonably be expected to have a Material Adverse Effect or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

      (b) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

1.1. SECTION Environmental Matters . In the ordinary course of its business, the Company conducts a systematic review of the effects and reasonably ascertainable associated liabilities and costs of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries. The associated liabilities and costs include, without limitation: any capital or operating expenditures required for clean-up or closure of properties presently or previously owned; any capital or operating expenditures required to achieve or maintain compliance with Environmental Laws; any constraints on operating activities related to achieving or maintaining compliance with Environmental Laws, including any periodic or permanent shutdown of any facility or reduction in the level or change in the nature of operations conducted thereat; any costs or liabilities in connection with off-site disposal of wastes or hazardous substances; and any actual or potential liabilities to third parties, including employees, arising under Environmental Laws, and any related costs and expenses. On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, could not reasonably be expected to have a Material Adverse Effect.
1.2.
1.3. SECTION Taxes . The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except (i) where nonpayment could not reasonably be expected to have a Material Adverse Effect or (ii) where the same are contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.
1.4.
1.5. SECTION Subsidiaries . Each of the Company's corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have Material Adverse Effect. 1.6.
1.7. SECTION Regulatory Restrictions on Borrowing . The Company is not an "investment company" within the meaning of the Investment Company
Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt. 1.8.
1.9. SECTION Full Disclosure . Neither the Company's Form 10-K for the year ended December 31, 1998, as of the date of filing of such Form 10-K, nor any registration statement (other than a registration statement on Form S-8 (or its equivalent)) or report on Form 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission as at the time of filing of such registration statement or report, as applicable, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make any statements contained therein, in the light of the circumstances under which they were made, not misleading; provided that to the extent any such document contains forecasts and/or projections, it is understood and agreed that uncertainty is inherent in any forecasts or projections and that no assurances can be given by the Company of the future achievement of such performance.
1.10.
1.11. SECTION Year 2000 . Any reprogramming required to permit the proper functioning, in and following year 2000, of the Company's computer systems and equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed in a timely fashion. The cost to the Company of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement, to be sufficient to permit the Company to conduct its business without Material Adverse Effect.
1.12.

                             ARTICLE COVENANTS
     The Company and, where stated, each other Borrower agree that, so long as any Bank has any Commitment hereunder or any amount payable hereunder remains unpaid or any Letter of Credit Liabilities remain outstanding:

1.1.      SECTION   Information .  The Company will deliver to each of  the
Banks:
1.2.
     (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings, cash flows, and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner consistent with the requirements of the Securities and Exchange Commission and audited by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

     (a) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of earnings and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and preparation based on financial accounting principles consistent with generally accepted accounting principles by an Approved Officer of the Company;

     (a) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an Approved Officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.10 and 5.12 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

     (a) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) that nothing has come to their attention to cause them to believe that any Default arising from the Company's failure to comply with its obligations under Sections 5.10 and 5.12 existed on the date of such statements (it being understood that such accountants shall not thereby be required to perform any procedures not otherwise required under generally accepted auditing standards) and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause
     (c) above;

     (a) within five days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of an Approved Officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

     (a) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

     (a) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports (other than the exhibits thereto) on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

     (a) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

     (a) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

1.1. SECTION Payment of Obligations . Each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

1.1. SECTION Maintenance of Property; Insurance . (a) Each Borrower will keep, and will cause each of its Subsidiaries to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

      (b) Each Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Borrower's or Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all its respective properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; provided that the Borrowers and their Subsidiaries may self-insure to the same extent as other companies of established repute engaged in the same or a similar business in the same general area in which such Borrower or such Subsidiary operates and to the extent consistent with prudent business practice. Each Borrower will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

1.1.       SECTION    Conduct of Business and Maintenance  of  Existence  .
Each Borrower and its Subsidiaries taken as a whole will continue to engage in  business of the same general type as now conducted by such Borrower and its Subsidiaries and any ancillary or related lines of business, and each Borrower will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, its respective legal existence and its respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) the consolidation or merger of a Subsidiary (other than an Eligible Subsidiary with obligations with respect to Loans or Letters of Credit outstanding hereunder) with or into another Person, (ii) the consolidation or merger of an Eligible Subsidiary with or into the Company or another Eligible Subsidiary or (iii) the termination of the corporate existence of any Subsidiary (other than an Eligible Subsidiary with obligations with respect to Loans or Letters of Credit outstanding hereunder) if, in the case of clauses (i), (ii) and (iii), such consolidation, merger or termination is not materially disadvantageous to the Banks; and provided further that nothing in this Section shall prohibit any sale or other disposition of assets permitted under Section 5.07.
1.2.
1.3.      SECTION   Compliance with Laws .  Each Borrower will comply,  and
cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) the failure to comply could not reasonably be expected to have a Material Adverse Effect.
1.4.
1.5.       SECTION    Inspection of Property, Books  and  Records  .   Each
Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each of its Subsidiaries to permit, representatives of any Bank at such Bank's expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records and to discuss its respective affairs, finances and accounts with its respective officers, employees and independent public accountants, all at such reasonable times as may be desired.
1.6.
1.7.      SECTION   Mergers and Sales of Assets .  (a) The Company will not
consolidate or merge with or into any other Person; provided that the Company may merge with another Person if (x) the Company is the corporation surviving such merger and (y) after giving effect to such merger, no Default shall have occurred and be continuing.
1.8.
1.9.      (b)  The Company will not sell, lease or otherwise transfer, directly or indirectly, assets (exclusive of assets transferred in the ordinary course of business) if after giving effect to such transfer the aggregate book value of assets so transferred subsequent to the date of this Agreement would constitute Substantial Assets as of the day preceding the date of such transfer other than (i) sales of accounts receivable to IMC-Agrico Receivables Company L.L.C. or any other similar bankruptcy-
remote Subsidiary of the Company or any of its Subsidiaries established for the purpose of engaging in transactions related to accounts receivable,
(ii) the sale of assets acquired pursuant to an Acquisition that are unrelated to the business of the same general type as now conducted by the Company and its Subsidiaries, and (iii) the sale of assets acquired in or as a direct result of the Harris Chemical Acquisition.
1.10.
1.11.          SECTION   Use of Proceeds .  The proceeds of the Loans  made
under this Agreement and of the Letters of Credit under this Agreement will be used by the Borrowers for general corporate purposes, including without limitation Acquisitions. None of such proceeds will be used in violation of  Regulation  T, U or X of the Board of Governors of the Federal  Reserve
System.
1.12.
1.13.           SECTION   Negative Pledge .  Neither any Borrower  nor  any
Subsidiary of any Borrower will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:
1.14.
     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $135,000,000;

     (a) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of a Borrower and not created in contemplation of such event;

     (a) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition or completion of construction thereof;

     (a) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into a Borrower or a Subsidiary of a Borrower and not created in contemplation of such event;

     (a) any Lien existing on any asset prior to the acquisition thereof by a Borrower or a Subsidiary of a Borrower and not created in contemplation of such acquisition;

     (a) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the proceeds of such Debt are used solely for the foregoing purpose and to pay financing costs and such Debt is not secured by any additional assets;

     (a) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (a) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $10,000,000; and

     (a) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount, together with all other Debt secured by Liens permitted under this Section 5.09(i), not to exceed an amount equal to 10% of Consolidated Net Worth (calculated as of the last day of the fiscal quarter most recently ended on or prior to the date of the most recent incurrence of such Debt).

1.1.       SECTION   Debt of Subsidiaries .  Total Debt of all Subsidiaries
(excluding Debt (i) of a Subsidiary owing to the Company, (ii) of a Subsidiary owing to a Substantially-Owned Consolidated Subsidiary, (iii) of an Eligible Subsidiary under this Agreement, (iv) of PLP in an aggregate principal amount not exceeding $300,000,000 outstanding on December 15, 1997 (but not any refinancing thereof), (v) of Harris Chemical North America, Inc. and its Subsidiaries arising out of the Argus Utilities sale-leaseback transaction in an aggregate principal amount not exceeding $71,000,000, or (vi) of IMC Inorganic Chemicals Inc., formerly known as Harris Chemical Group Inc., and its Subsidiaries in an aggregate principal amount not exceeding UKf 50,000,000) will not at any date exceed 25% of Consolidated Net Worth (calculated as of the last day of the fiscal quarter
most  recently  ended  on or prior to such date).   For  purposes  of  this
Section any preferred stock of a Consolidated Subsidiary (other than the Series E Preferred Stock) held by a Person other than the Company or a Substantially-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the "Debt" of such Consolidated Subsidiary.
1.2.
1.3.       SECTION   Transactions with Affiliates .  No Borrower will,  nor
will it permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except: (i) transactions on an arm's-length basis on terms at least as favorable to such Borrower or such Subsidiary as could have been obtained from a third party who was not an Affiliate, (ii) marketing services provided by IMC Global Operations Inc. to Agrico, (iii) employee leasing services agreements between IMC Global Operations Inc. and Agrico, (iv) transactions between Agrico and the IMC Kalium business unit of the Company, (v) loans from the Company or a Subsidiary to the Company or a Subsidiary, (vi) the declaration and payment of any lawful dividend and (vii) transactions between Vigoro Partnership, a Delaware general partnership, and the IMC AgriBusiness business unit of the Company.
1.4.
1.5.       SECTION   Leverage Ratio .  The Leverage Ratio will  not  exceed
4.00 to 1.00 as of the last day of any fiscal quarter ending on or prior to December 31, 2000 or 3.75 to 1.00 as of the last day of any fiscal quarter ending thereafter. For this purpose:
1.6.
1.7. "Consolidated Adjusted Debt" means at any date the sum of (i) the Debt of the Company and its Consolidated Subsidiaries plus (ii) the excess (if any) of (A) the aggregate unrecovered principal investment of transferees of accounts receivable from the Company or a Consolidated Subsidiary in transactions accounted for as sales under generally accepted accounting principles over (B) $100,000,000, in each case determined on a consolidated basis as of such date.
1.8.
1.9. "Consolidated EBITDA" means, for any period, the consolidated operating earnings from (i) continuing operations of the Company, (ii) continuing operations of the Company's Consolidated Subsidiaries and (iii) discontinued operations of the Company and its Consolidated Subsidiaries, in each case for such period before interest, taxes, depreciation, depletion, amortization, other income and expense, minority interests, the cumulative non-cash effect of changes in accounting standards and other non-cash adjustments to operating earnings (other than any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus any non-recurring or other charges not included in consolidated operating earnings which are cash or represent an accrual of or reserve for cash expenditures in future periods (with the exception of $100,000,000 of cash charges in the fourth quarter of 1999). Consolidated EBITDA for each four-quarter period will be adjusted on a pro-forma basis to reflect any Acquisition closed during such period as if such Acquisition had been closed on the first day of such period.
1.10.
1.11. "Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Adjusted Debt calculated as of such day to Consolidated EBITDA calculated for the period of four consecutive fiscal quarters ending on such day.
1.12.

                              ARTICLEDEFAULTS
1.1.       SECTION    Events of Default .  If one or more of the  following
events ("Events of Default") shall have occurred and be continuing:

          (a) any Borrower shall fail to pay when due any principal of any Loan or of any Letter of Credit Liabilities or shall fail to pay, within five Domestic Business Days of the due date thereof, any interest, fees or any other amount payable hereunder;

           (b) any Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.12, inclusive;

           (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

           (d) any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Company or any Subsidiary shall fail to make any payment in respect of Material Financial Obligations (other than the Loans and Letter of Credit Liabilities) when due or within any applicable grace period;

          (f) any event or condition shall occur and shall continue beyond the applicable grace or cure period, if any, provided with respect thereto and the maturity of Material Financial Obligations shall be accelerated as a result thereof;
          (g)
          (g)  the Company or any Material Subsidiary or any other Borrower
     shall   commence   a  voluntary  case  or  other  proceeding   seeking
     liquidation, reorganization or other relief with respect to itself  or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver,
     liquidator,  custodian  or  other  similar  official  of  it  or   any
     substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

           (h) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary or any other Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Material Subsidiary or any other Borrower under the federal bankruptcy laws as now or hereafter in effect;

           (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000,000 in the aggregate;

           (j) judgments or orders for the payment of money in excess of $100,000,000 in the aggregate shall be rendered against the Company or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

           (k) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock)
     representing 35% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Company, except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of the Company or (y) nominated for election by a majority of the remaining members of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company; or
     (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that has resulted in its or their acquisition of, control over Voting Stock of the Company (or other securities convertible into such securities) representing 35% or more of the combined voting power of all Voting Stock of the Company; or

           (l) any of the obligations of the Company under Article 10 of this Agreement shall for any reason not be enforceable against the Company in accordance with their terms, or the Company shall so assert in writing; then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any Borrower, without any notice to any Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

1.1. SECTION Notice of Default . The Administrative Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.
1.2.
1.3. SECTION Cash Cover . The Company agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of the Banks having more than 50% in the aggregate amount of the Commitments (or, if the Commitments shall have been terminated, holding more than 50% of the Letter of Credit Liabilities), pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 6.01(g) or 6.01(h) with respect to any Borrower, the Company shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Banks.
1.4.
1.5.
                      ARTICLE THE ADMINISTRATIVE AGENT
1.1. SECTION Appointment and Authorization . Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.
1.2.
1.3. SECTION Administrative Agent and Affiliates . Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Bank of America, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Administrative Agent hereunder.
1.4.
1.5. SECTION Action by Administrative Agent . The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.
1.6.
1.7. SECTION Consultation with Experts . The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
1.8.
1.9. SECTION Liability of Administrative Agent . Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable to any Bank for any  action  taken or not taken by it in connection herewith (i)  with  the consent or at the request of the Required Banks (or, when expressly required hereby, all the Banks) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any extension of credit hereunder;
(ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this
Agreement,  the  Notes  or  any other instrument or  writing  furnished  in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
1.10.
1.11. SECTION Indemnification . Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees thereunder.
1.12.
1.13. SECTION Credit Decision . Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.
1.14.
1.15. SECTION Successor Administrative Agent . The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Company, with the consent of the Required Banks (such consent not to be unreasonably withheld or delayed), shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring
Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.
1.16.
1.17. SECTION Agents' Fees . The Company shall pay to each of the Agents for its own account fees in the amounts and at the times previously agreed upon between the Company and such Agent.
1.18.
1.19. SECTION Other Agents . Nothing in this Agreement shall impose upon the Documentation Agent, the Co-Documentation Agent, the Syndication Agent or the Co-Syndication Agent, in such capacity, any duties or obligations whatsoever.
1.20.

                      ARTICLE CHANGE IN CIRCUMSTANCES
1.1.       SECTION    Basis  for Determining Interest  Rate  Inadequate  or
Unfair . If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing or Bid Rate (Indexed) Borrowing:

     (a) the Administrative Agent is advised by the Euro-Dollar Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Banks in the relevant market for such Interest Period, or

     (a) in the case of a Euro-Dollar Borrowing, Banks having more than 50% of the aggregate amount of the affected Loans advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Syndicated Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Borrowing is a Bid Rate (Indexed) Borrowing, the Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

1.1.       SECTION    Illegality  .   If, on or  after  the  date  of  this
Agreement, the adoption of any applicable law, rule or regulation,  or  any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund any of its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and such Borrower, whereupon until such Bank notifies such Borrower and the Administrative Agent that the circumstances giving rise to such suspension no  longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, to such Borrower shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to such Bank in the good faith exercise of its discretion. If such notice is given, each Euro-Dollar Loan of such Bank to such Borrower then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or
(b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.
1.2.
1.3.      SECTION   Increased Cost and Reduced Return .  (a) If on or after
(x) the date of this Agreement, in the case of any Committed Loan or Letter of Credit or any obligation to make Committed Loans or issue or participate in  any Letter of Credit or (y) the date of any related Bid Rate Quote,  in the case of any Bid Rate Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental
authority,   central   bank   or  comparable  agency   charged   with   the
interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) issued on or after such date of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors
of   the  Federal  Reserve  System,  but  excluding  with  respect  to  any
Euro-Dollar Loan any such requirement for which such Bank is entitled to compensation for the relevant Interest Period under Section 2.17) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition (other than in respect of Taxes or Other Taxes) affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after receipt by the Company of written demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank an amount which on an after-tax basis is necessary to maintain the same rate of return on capital that existed immediately prior thereto which such Bank reasonably determines is attributable to this Agreement, its Loans and Letter of Credit Liabilities or its obligations to make Loans or to issue or participate in Letters of Credit hereunder (after taking into account such Bank's policies as to capital adequacy).
1.4.
1.5.      (b)  If any Bank shall have determined that, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency given or made after the date of this Agreement, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank
(or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after receipt by the Company of written demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank an amount which on an after-tax basis is necessary to maintain the same rate of return on capital that existed immediately prior thereto which such Bank reasonably determines is attributable to this Agreement, its Loans and Letter of Credit Liabilities or its obligations to make Loans or to issue or participate in Letters of Credit hereunder (after taking into account such Bank's policies as to capital adequacy).
1.6.
1.7. (c) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be presumptively correct in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section 8.03, the Company shall only be obligated to compensate any Bank for any amount arising or accruing during any time or period commencing not more than 45 days prior to the date on which such Bank notifies the Administrative Agent and the Company that it proposes to demand such compensation and identifies to the Administrative Agent and the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and any time or period during which because of the retroactive application of such statute, regulation or other such basis, such Bank did not know in good faith that such amount would arise or accrue.
1.8.
1.9.       SECTION    Taxes .  (a) For purposes of this Section  8.04,  the
following terms have the following meanings:
1.10.
1.11. "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Borrower pursuant to this Agreement or any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its net income and franchise or similar taxes imposed on it by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located (all such excluded taxes of the Administrative Agent or any Bank being herein referred to as its "Domestic Taxes") and (ii) in the case of each Bank, any United States withholding tax imposed on such payments except to the extent that such
Bank is subject to United States withholding tax by reason of a U.S. Tax
Law Change.
1.12.
1.13.          "Other Taxes" means any present or future stamp or
documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this
Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.
1.14.
1.15. "U.S. Tax Law Change" means with respect to any Bank or Participant the occurrence (x) in the case of each Bank listed on the signature pages hereof, after the date of its execution and delivery of this Agreement and (y) in the case of any other Bank, after the date such
Bank shall have become a Bank hereunder, and (z) in the case of each Participant, after the date such Participant became a Participant hereunder, of the adoption of any applicable U.S. federal law, U.S. federal rule or U.S. federal regulation relating to taxation, or any change therein, or the entry into force, modification or revocation of any income tax convention or treaty to which the United States is a party.
1.16.
1.17.          (b)  Any and all payments by any Borrower to or for the
account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if any Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04)
such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Administrative Agent, at its address referred to in
Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.
1.18.
1.19. (c) Each Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes
(including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04)
paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. In addition, each Borrower organized under the laws of a jurisdiction outside the United States agrees to indemnify the Administrative Agent and each Bank for all Domestic Taxes incurred by it and any liability (including any penalties, interest and expenses arising therefrom or with respect thereto), in each case to the extent that such Domestic Taxes or liabilities result from any payment or indemnification pursuant to this Section by or for the account of such Borrower. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.
1.20.
1.21. (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter as required by law (but only so long as such Bank remains lawfully able to do so), shall provide the Company two completed and duly executed copies of Internal
Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, or other documentation reasonably requested by the Company, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.
1.22.
1.23.          (e)  For any period with respect to which a Bank has failed to provide the Company with the appropriate form pursuant to Section
8.04(d) (unless such failure is due to a U.S. Tax Law Change), such Bank shall not be entitled to indemnification under Section 8.04(b) or 8.04(c)
or with respect to any Taxes or Other Taxes which would not have been payable had such form been so provided, provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes (it being understood, however, that the Company shall have no liability to such Bank in respect of such Taxes).
1.24.
1.25.          (f)  If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such
Bank will take such action (including changing the jurisdiction of its Applicable Lending Office) as in the good faith judgment of such Bank (i)
will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.
1.26.
1.27.           SECTION    Base Rate Loans Substituted for  Affected  Fixed
Rate Loans . If (i) the obligation of any Bank to make or to continue or convert outstanding Loans as or into Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:
1.28.
     (a) all Loans to such Borrower which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

     (a) after each of its Euro-Dollar Loans to such Borrower has been repaid, all payments of principal which would otherwise be applied to repay such Loans shall be applied to repay its Base Rate Loans instead.

     If such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

1.1. SECTION Substitution of Bank . If (i) the obligation of any Bank to make or to convert or continue outstanding Loans as or into Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Company shall have the right, with the assistance of the Administrative Agent, to designate a substitute bank or banks (which may be one or more of the Banks) mutually satisfactory to the Company, the Administrative Agent, the Issuing Banks and the Swingline Bank (whose consent shall not be unreasonably withheld or delayed) to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto, the outstanding Loans of such Bank and assume the Commitment and Letter of Credit Liabilities of such Bank, without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank's outstanding Loans and funded Letter of Credit Liabilities plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Bank's Commitment hereunder plus such amount, if any, as would be payable pursuant to Section 2.14 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment.
1.2.

      ARTICLE REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES
      By the execution and delivery of its Election to Participate, each Eligible Subsidiary shall be deemed to have represented and warranted as of the date thereof that:

1.1.       SECTION   Corporate Existence and Power .  It is a legal  entity
duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is a Substantially-Owned Consolidated Subsidiary of the Company.
1.2.
1.3.      SECTION   Corporate and Governmental Authorization; Contravention
 .   The execution and delivery by it of its Election to Participate and its
Notes, and the performance by it of this Agreement and its Notes, are within its legal powers, have been duly authorized by all necessary legal action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.
1.4.
1.5.       SECTION   Binding Effect .  Its Election to Participate has been
duly executed by such Eligible Subsidiary and this Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and each of its Notes, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of such Eligible Subsidiary, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.
1.6.
1.7.       SECTION   Taxes .  Except as disclosed in the opinion of counsel
delivered pursuant to Section 3.03 of this Agreement or in its Election to Participate, there are no Taxes or Other Taxes of any country, or any taxing authority thereof or therein, which are imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or imposed on or by virtue of the execution, delivery or enforcement of this Agreement, its Election to Participate or of its Notes.
1.8.

                              ARTICLE GUARANTY
1.1. SECTION The Guaranty . The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding with respect to any Eligible Subsidiary, regardless of whether such interest is an allowed claim in such proceeding) on each Loan made to and all Letter of Credit Liabilities incurred at the request of any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement or any Note. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

1.1.       SECTION    Guaranty  Unconditional .   The  obligations  of  the
Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
1.2.
     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

     (a) any modification or amendment of or supplement to this Agreement or any Note;

     (a) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

     (a) any change in the existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

     (a) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, any Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (a) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Loan, any Letter of Credit Liability or any other amount payable by it under this Agreement or any Note; or

     (a) any other act or omission to act or delay of any kind by any Eligible Subsidiary, any Agent or Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company's obligations hereunder.

1.1. SECTION Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances . The Company's obligations hereunder shall remain in full force and effect until the Commitments and any Letters of Credit shall have terminated and the principal of and interest on the Loans, the Letter of Credit Liabilities and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement or any Note shall have been paid in full. If at any time any payment of principal of or interest on any Loan, any Letter of Credit Liability or any other amount payable by any Eligible Subsidiary under this Agreement or any Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time. 1.2.
1.3. SECTION Waiver by the Company . The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.
1.4.
1.5. SECTION Subrogation . The Company irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder in respect of any Eligible Subsidiary to be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of such Eligible Subsidiary in respect thereof, in any bankruptcy, insolvency or similar proceeding involving such Eligible Subsidiary as debtor commenced within one year after the making of any payment by such Eligible Subsidiary under this Agreement or its Notes.
1.6.
1.7. SECTION Stay of Acceleration . In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or any Note is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

                           ARTICLE MISCELLANEOUS
                                     1
 .1   SECTION   Notices .  All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such
party:    in  the case of the Company or the Administrative Agent,  at  its address, facsimile number or telex number set forth on the signature pages hereof, in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received. Any notice required to be given to or by any Eligible Subsidiary shall be duly given if given to or by the Company, which is hereby appointed the agent of each Eligible Subsidiary for such purpose.
1.1.      SECTION   No Waivers .  No failure or delay by the Administrative
Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or
the  exercise  of  any  other right, power or privilege.   The  rights  and
remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
1.2.
1.3.      SECTION   Expenses; Indemnification .  (a) The Company shall  pay
(i)  all  reasonable  out-of-pocket expenses of the  Administrative  Agent,
including   reasonable fees and disbursements of special  counsel  for  the
Administrative Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent or
any   Bank,  including  (without  duplication)  the  reasonable  fees   and
disbursements of outside counsel and allocated cost of inside  counsel,  in
connection   with  such  Event  of  Default  and  collection,   bankruptcy,
insolvency and other enforcement proceedings resulting therefrom.
1.4.
1.5. (b) The Company agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and out-of-pocket expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any litigation or governmental or regulatory investigation or other similar proceeding (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct or for its breach of its express obligations under this Agreement, in each case as determined by a court of competent jurisdiction; provided further that in no event shall the Company have any such indemnification obligation in respect of any liabilities, losses, damages, costs or expenses resulting from disputes between any Bank and any Agent or among the Banks.
1.6.
1.7.       SECTION    Sharing of Set-offs .  Each Bank agrees  that  if  it
shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount then due with respect to the Loans and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount then due with respect to the Loans and Letter of Credit
Liabilities   held   by   such  other  Bank,  the   Bank   receiving   such
proportionately greater payment shall purchase such participations in the Loans and Letter of Credit Liabilities held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments with respect to the Loans and Letter of Credit Liabilities held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than their indebtedness under this Agreement. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or Letter of Credit, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.
1.8.
1.9.       SECTION    Amendments  and Waivers  .   Any  provision  of  this
Agreement  or  the  Notes may be amended or waived if, but  only  if,  such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent, any Swingline Bank or any Issuing Bank are affected thereby, by such Person); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for reimbursement in respect of any Letter of Credit or interest thereon or any fees hereunder or for termination of any Commitment, (iv) make any changes to Article 10 or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and Letter of Credit Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; provided further that no such amendment, waiver or modification shall, unless signed by each Eligible
Subsidiary,  (w)  subject  such  Eligible  Subsidiary  to  any   additional
obligation, (x) increase the principal of or rate of interest on any outstanding Loan or Letter of Credit Liability of such Eligible Subsidiary,
(y) accelerate the stated maturity of any outstanding Loan or Letter or Credit Liability of such Eligible Subsidiary or (z) change this proviso. 1.10.
1.11.           SECTION    Successors and Assigns .  (a) The provisions  of
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.
1.12.
1.13. (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans and Letter of Credit Liabilities. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers, the Issuing Banks, the Swingline Banks and
the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 11.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest, subject to subsection (e) below. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).
1.14.
1.15. (c) Any Bank may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $15,000,000) of all, of its rights and obligations under this Agreement and its Notes (if any), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and only with and subject to) the prior written consent of the Borrower, the Issuing Banks, the Swingline Banks and the Administrative Agent (which consents shall not be unreasonably withheld or delayed); provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required; provided further such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Bid Rate Loans. Upon execution and delivery of such instrument of assumption and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required by the Assignee, Note(s) are issued to the Assignee. In connection with any such assignment, the transferor Bank or the Assignee shall pay or cause to be paid to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not organized under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.
1.16.
1.17. (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes (if any) to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder or modify any such obligations.
1.18.
1.19. (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under
Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.
1.20.
1.21.          SECTION   Collateral .  Each of the Banks represents to  the
Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.
1.22.
1.23.           SECTION   Confidentiality .  The Administrative  Agent  and
each Bank agrees to keep any information delivered or made available by the Borrower pursuant to this Agreement confidential from anyone other than persons employed or retained by such Bank and its affiliates who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Administrative Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation to which the Administrative Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Administrative
Agent's  legal  counsel  and  independent  auditors  and  (i)  subject   to
provisions substantially similar to those contained in this Section 11.08, to any actual or proposed Participant or Assignee.
1.24.
1.25.          SECTION   Governing Law; Submission to Jurisdiction .   This
Agreement and each Note shall be construed in accordance with and governed by the law of the State of Illinois. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in Chicago for purposes of all legal proceedings arising out of or relating to
this  Agreement  or  the transactions contemplated hereby.   Each  Borrower
irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
1.26.
1.27.          SECTION   Counterparts; Integration .  This Agreement may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the
same  instrument.   This  Agreement constitutes the  entire  agreement  and
understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
1.28.
1.29.          SECTION   Waiver of Jury Trial .  EACH OF THE BORROWERS, THE
AGENTS, THE ISSUING BANKS, THE SWINGLINE BANKS AND THE BANKS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, HEREBY
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
1.30.
1.31.           SECTION   Effect of Amendment and Restatement;  Resignation
of  Resigning  Agent  .   This agreement amends and restates  the  Existing
Credit Agreement in its entirety. Upon the effectiveness hereof, (a) the Existing Credit Agreement shall be superseded and shall be of no further force or effect (except for those provisions thereof which by their terms survive any termination thereof) and (b) Morgan Guaranty Trust Company of New York resigns as "Administrative Agent" under the Existing Credit Agreement (it being understood that the provisions of Article 7 and Section
11.03 of the Existing Credit Agreement shall inure to its benefit as to any actions taken or omitted to be taken while it was "Administrative Agent" thereunder).
1.32.
1.33.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              IMC GLOBAL INC.


                              By:
                              Title:

                              2100 Sanders Road
                              Northbrook, IL 60062
                              Attention: E. Paul Dunn, Jr.
                              Assistant Vice President and Treasurer
                              Telecopy number: 847-205-4930


$74,750,000                   BANK OF AMERICA, N.A.,
                              Individually and as Administrative
                              Agent

                              By:
                              Title: Managing Director

                              231 South LaSalle Street
                              Chicago, Illinois 60697
                              Attention: G. Burton Queen
                              Telecopy number: (312) 987-1276


$45,500,000                   THE CHASE MANHATTAN BANK,
                              Individually and as Syndication
                              Agent

                              By:
                              Title:


$45,500,000                   ROYAL BANK OF CANADA,
                              Individually and as Documentation
                              Agent


                              By:
                              Title:


$45,500,000                   MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK


                              By:
                              Title:


$39,000,000                   CREDIT AGRICOLE INDOSUEZ
                              By:
                              Title:


$32,500,000                   HARRIS TRUST AND SAVINGS
                              BANK

                              By:
                              Title:


$6,500,000                    THE BANK OF MONTREAL

                              By:
                              Title:

$34,125,000                   BANK ONE, NA (Main Office
                              Chicago), Individually and as
                              Co-Syndication Agent

                              By:
                              Title:

$34,125,000                   THE NORTHERN TRUST COMPANY

                              By:
                              Title:

$29,250,000                   ABN-AMRO BANK N.V.

                              By:
                              Title:


                              By:
                              Title:

$29,250,000                   BANQUE NATIONALE DE PARIS

                              By:
                              Title:

$29,250,000                   THE BANK OF NEW YORK


                              By:
                              Title:

$22,750,000                   THE BANK OF TOKYO-MITSUBISHI, LTD.
                              CHICAGO BRANCH


                              By:
                              Title:


$22,750,000                   FIRST UNION NATIONAL BANK


                              By:
                              Title:


$22,750,000                   COOPERATIEVE CENTRALE RAIFFEISEN-
                              BOERENLEENBANK
                              B.A., "RABOBANK INTERNATIONAL",
                              NEW YORK BRANCH


                              By:
                              Title:

                              By:
                              Title:


$22,750,000                   STANDARD CHARTERED BANK


                              By:
                              Title:


                              By:
                              Title:


$22,750,000                   BANK HAPOALIM B.M.


                              By:
                              Title:


                              By:
                              Title:

$22,750,000                   SUNTRUST BANK, ATLANTA,
                              Individually and as Co-Documentation Agent


                              By:
                              Title:


                              By:
                              Title:


$22,750,000                   THE DAI-ICHI KANGYO BANK,
                              LTD., CHICAGO BRANCH


                              By:
                              Title:


$22,750,000                   HSBC BANK USA


                              By:
                              Title:


$22,750,000                   THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                              CHICAGO BRANCH


                              By:
                              Title:

Total Commitments

$650,000,000

                             Pricing Schedule


     The "Euro-Dollar Margin," the "Utilization Fee Rate" and the "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


                                      LEVEL  LEVEL   LEVEL   LEVEL   LEVEL
                                      I      II      III     IV      V

Facility Fee Rate                    .07%   .085%   .11%    .15%    .25%

Euro-Dollar Margin                  .155%    .19%  .215%   .275%   .425%

Utilization Fee Rate                .125%    .25%   .25%    .25%   .325%

(outstanding principal amount of Loans
 equal to or greater than 25% but less than 50% of the aggregate Commitments)

Utilization Fee Rate                .125%    .25%  .55%    .575%   .825%

(outstanding principal amount of Loans
 equal to or greater than 50% of the
 aggregate Commitments)


     For purposes of this Schedule, the following terms have the following meanings, subject to the last paragraph of this Schedule:

     "Level I Status" exists at any date if, at such date, the Company is rated A- or higher by S&P or A3 or higher by Moody's.

     "Level II Status" exists at any date if, at such date, (i) the Company is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) Level I Status does not exist.

     "Level III Status" exists at any date if, at such date, (i) the Company is rated BBB or higher by S&P or Baa2 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

     "Level IV Status" exists at any date if, at such date, (i) the Company is rated BBB- by S&P or Baa3 by Moody's and (ii) neither Level I Status, Level II Status nor Level III Status exists.

     "Level V Status" exists at any date if, at such date, no other Status exists.

     "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

       The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, whether or not any such debt securities are actually outstanding, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. If the Company is split-rated and the ratings differential is one notch, the higher of the two ratings will apply (e.g., A-/Baa1 results in Level I Status and BBB+/Baa2 results in Level II Status). If the Company is split-rated and the ratings differential is more than one notch, the average of the two ratings (or the higher of two intermediate ratings) shall be used (e.g., A-/Baa3 results in Level II Status and BBB+/Baa3 results in Level III Status). If at any date, the Company's long-term debt is rated by neither S&P nor Moody's, then Level V shall apply.

                                SCHEDULE I

                        EXISTING LETTERS OF CREDIT

ACCOUNT PARTIES:

ISSUER                           AMOUNT      BENEFICIARY          RENEWAL DATE

IMC-Agrico
Bank of America, N.A.            $2,832,500  National Union       05/30/00
Bank of America, N.A.            $570,000    National Union       05/30/00
Bank of America, N.A.            $2,750,000  Brewster Phosphate   12/31/99

IMC Global Operations Inc.
Bank of America, N.A.            $2,683,980  National Union       12/02/99
Bank of America, N.A.            $625,000    National Union       12/02/99
Bank of America, N.A.            $250,000    State of Vermont     12/02/99
Bank of America, N.A.            $500,000    National Union       12/02/99
Bank of America, N.A.            $1,800,000  Reliance Nat'l       05/31/00
                                              Indemnity
Cooperatieve Centrale            $3,182,809  Dai-Ichi-Bank        03/17/01
 Raiffeisen-boerenleenbank
 B.A., "Rabobank
 International", New York
 Branch
Cooperatieve Centrale            $9,445,754  Dai-Ichi-Bank        03/17/00
 Raiffeisen-boerenleenbank
 B.A., "Rabobank
 International", New York
 Branck
Cooperatieve Centrale            $2,751,485  Bank of New York     02/16/01
 Raiffeisen-boerenleenbank
 B.A., "Rabobank Nederland",
 New York Branch Vigoro
 Industries, Inc.
Harris Trust and Savings         $800,000    National Union       10/31/00
 Bank                                         First Ins. Co.
Harris Trust and Savings         $546,000    St. Paul Fire &      02/25/00
 Bank                                         Marine Ins. Co.

Kalium Chemicals Ltd.
Royal Bank of Canada             $25,000     MI Dept. of Natural  10/01/00
                                              Resources
Royal Bank of Canada             $5,000      MI Dept. of Natural  10/01/00
                                              Resources

Western-AG Minerals Co.
Carlsbad National Bank           $500,000    New Mexico Self      09/03/00
                                              Insurers

IMC Kalium Ogden Corp.
NationsBank                      $298,900    Utah Div. of Oil,    04/08/00
                                              Gas & Mining

IMC Salt Inc.
Bank of America, N.A.            $150,000    Louisiana Dept. of   03/24/00
                                              Employ.
Bank of America, N.A.            $800,000    ACSTAR Insurance     03/26/00
                                              Co.
Bank of America, N.A.            $2,352,274  Reliance Nat'l       04/30/00
                                              Indemnity Co.
Royal Bank of Canada             $40,000     O&L Real Estate      07/31/00
                                              Ltd. Liab. Co.

IMC Chemicals Inc.
Bank of America, N.A.            $2,118,000  AIG/Nat'l Union,     03/23/00
                                              Amer. Home
Bank of America, N.A.            $110,000    Kredietbank NV       04/30/00
Bank of America, N.A.            $150,750    State of Colorado    03/30/00
                                              Rec. Brd.
Bank of America, N.A.            $696,620.31 Colorado Nat'l Bank  08/31/00
Bank of America, N.A.            $492,579.15 White River Elec.    03/30/00
                                              Assoc.
Bank of America, N.A.            $119,600    ACSTAR Insurance Co. 03/26/00
Bank of America, N.A.            $941,338    County of San Bern.  03/24/00
Bank of America, N.A.            $300,000    San Diego Unified    04/30/00
Bank of America, N.A.            $5,860,441  General Electric     07/14/00
                                              Cap. Corp.
Bank of America, N.A.            $7,511,927  General Foods Cred.  07/14/00


                                                                  EXHIBIT A


NOTE


Chicago, Illinois
[Date]


       For value received, [Name of Borrower], a [jurisdiction of incorporation] corporation (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the date specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Bank of America, N.A., 231 South LaSalle Street, Chicago, Illinois.

      All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, the Bank, if the Bank so elects in connection with any transfer or enforcement of its Note, may endorse on the schedule attached hereto appropriate notations to evidence the foregoing information with respect to the Loans then outstanding; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This note is one of the Notes referred to in the Amended and Restated Five-Year Credit Agreement dated as of December 8, 1999 among the Borrower, various financial institutions and Bank of America, N.A., as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

      [The payment in full of the principal and interest on this note has, pursuant to the provisions of the Credit Agreement, been unconditionally guaranteed by IMC Global Inc.]1

                         [NAME OF BORROWER]


                         By:
                         Title:
Note (cont'd)

LOANS AND PAYMENTS OF PRINCIPAL

Date            Amount    Type          Amount of         Maturity    Notation
                of Loan   of Loan       Principal Repaid  Date        Made By



                                                                  EXHIBIT B


                      FORM OF BID RATE QUOTE REQUEST

[Date]


To:  Bank of America, N.A.
       (the "Administrative Agent")

From:     [Name of Borrower]

Re: Amended and Restated Five-Year Credit Agreement (the "Credit Agreement") dated as of December 8, 1999 among IMC Global Inc., various financial institutions and Bank of America, N.A., as Administrative Agent.

     We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Bid Rate Quotes for the following proposed Bid Rate Borrowing(s):

Date of Borrowing:  __________________

Principal Amount2   Interest Period3

$

      Such Bid Rate Quotes should offer a Bid Rate [(General), (Indexed) Margin or both]. [The applicable base rate is the London Interbank Offered Rate.]

      Terms used herein have the meanings assigned to them in the Credit Agreement.

                              [NAME OF BORROWER]


                              By
                              Title:


                                                                  EXHIBIT C



                  FORM OF INVITATION FOR BID RATE QUOTES



To:  [Name of Bank]


     Re:  Invitation  for  Bid Rate Quotes to [Name of Borrower]  (the
          "Borrower")


      Pursuant to Section 2.03 of the Amended and Restated Five-Year Credit Agreement dated as of December 8, 1999 among IMC Global Inc., various financial institutions and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Bid Rate Quotes to the Borrower for the following proposed Bid Rate Borrowing(s):

Date of Borrowing:  __________________

Principal Amount    Interest Period

$

      Such  Bid  Rate  Quotes  should offer a Bid Rate  [(Indexed)  Margin,
(General)  or  both].   [The applicable base rate is the  London  Interbank
Offered Rate.]

      Please respond to this invitation by no later than [2:00 P.M.] [10:00 A.M.] (New York City time) on [date].

                         BANK OF AMERICA, N.A.,
                         as Administrative Agent


                         By
                              Authorized Officer

                                                                  EXHIBIT D



                          FORM OF BID RATE QUOTE



To:  Bank of America, N.A.,
     as Administrative Agent
     231 South LaSalle Street
     Chicago, Illinois 60697
     Attention:


     Re:  Bid Rate Quote to [Name of Borrower] (the "Borrower")


      In response to your invitation on behalf of the Borrower dated _____________, _____, we hereby make the following Bid Rate Quote on the following terms:

1.   Quoting Bank:  ________________________________

2.   Person to contact at Quoting Bank:
     _____________________________

3.   Date of Borrowing: ____________________4

4. We hereby offer to make Bid Rate Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

     Principal Interest
     Bid Rate

     Amount5   Period6   [(Indexed)7 Margin]      [(General)8]
$
$

      provided, that the aggregate principal amount of Bid Rate Loans for which the above offers may be accepted shall not exceed $____________.]2

      We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Five-Year Credit Agreement dated as of December 8, 1999 among IMC Global Inc., various financial institutions and yourselves, as Administrative Agent, irrevocably obligates us to make the Bid Rate Loan(s) for which any offer(s) are accepted, in whole or in part.

                              Very truly yours,

                              [NAME OF BANK]


Dated:                             By:
                                        Authorized Officer

                                                                EXHIBIT E-1


December ___, 1999

To the Banks parties to the
"Credit Agreement" (as defined
below) and to Bank of America, N.A.,
as Administrative Agent:

      We are issuing this opinion letter in our capacity as special legal counsel to IMC Global Inc., a Delaware corporation (the "Company") in response to the requirement in Section 3.01 of the Amended and Restated Five Year Credit Agreement, dated as of December 8, 1999 (the "Credit Agreement"), between the Company, as borrower, various financial institutions (excluding the Company, the "Banks"), and Bank of America, N.A., as administrative agent (together with the Banks, collectively called "you"). The term "Transaction Agreements" whenever it is used in this letter means the Credit Agreement and the Notes (as defined in the Credit Agreement) dated the date hereof. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

      Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you that:

1. The Company is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

2. The Company has the corporate power to own and lease its properties and to enter into and perform its obligations under the Transaction Agreements.

3. The Company's Board of Directors has adopted by requisite vote the resolutions necessary to authorize the Company's execution, delivery and performance of the Transaction Agreements. No approval by the Company's stockholders is required.

4.   The   Company   has  duly  authorized,  executed  and  delivered   the
     Transaction Agreements.

5. Each of the Transaction Agreements is a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

6. The Company is not currently required to obtain any consent, approval, authorization or order of any court or governmental agency in order to obtain the right to enter into the Transaction Agreements or to take any action in connection with the consummation of the transactions contemplated by the Transaction Agreements, except for actions or filings required in connection with ordinary course conduct by the Company of its respective businesses and ownership or operation by the Company of its respective assets.

7. The Company is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

8. The execution and delivery of the Transaction Agreements by the Company and performance of its obligations under the Transaction Agreements will not (a) violate any existing provisions of the Company's Certificate of Incorporation or Bylaws, (b) constitute a violation by the Company of any applicable provision of existing statutory law or governmental regulation covered by this letter, (c) result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Company, (d) violate any existing order, writ, injunction or decree applicable to the Company of which we are aware of any court or governmental instrumentality or
     (e) whether with or without the giving of notice or lapse of time or both, breach, or result in a default under, any existing obligation of the Company or any of its Subsidiaries under any of the agreements listed on Schedule E to this opinion (provided that we express no opinion as to compliance with any financial test or cross-default provision except insofar as any such cross-default provision relates to a default under an agreement listed on Schedule E to this opinion) except in each case as would not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Borrowings and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Credit Agreement and the other Transaction Agreements; (iii) factual information provided to us by the Company; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of each opinion in paragraph 1, we have relied exclusively upon a certificate issued by a governmental authority in Delaware, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

     While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this letter is wrong. The term "actual knowledge" whenever it is used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis lawyers who have had significant involvement with negotiation or preparation of the Credit Agreement (herein called "our Designated Transaction Lawyers"): Michael G. Timmers and Gavin J. Domm.

      Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Illinois, the federal law of the United States and the General Corporation Law of the State of Delaware. Issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any law or legal issue which is identified in the attached Schedule C or any provision in the Credit Agreement or any of the other Transaction Agreements of any type identified in Schedule D. Provisions in the Transaction Agreements which are not excluded by Schedule D or any other part of this letter or its attachments are called the "Relevant Agreement Terms."

     Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms.

      This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

      You may rely upon this letter only for the purpose served by the provision in the Credit Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no Person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any Person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance. Notwithstanding the foregoing, Persons who subsequently become Banks (or participants in accordance with the terms of the Credit Agreement) may rely on this letter as of the time of its delivery on the date hereof as if this letter were addressed to them.

                              Sincerely,



                              Kirkland & Ellis
                                Schedule A
                          General Qualifications


      All  of  our  opinions ("our opinions") in the letter to  which  this
Schedule   is  attached  ("our  letter")  are  subject  to  each   of   the
qualifications set forth in this Schedule.

1. Bankruptcy and Insolvency Exception. Each of our opinions is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

          a. the federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

          b. all other federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

          c.   state fraudulent transfer and conveyance laws; and

          d.    judicially  developed  doctrines  in  this  area,  such  as
          substantive    consolidation   of    entities    and    equitable
          subordination.

2. Equitable Principles Limitation. Each of our opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

a. governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

a. affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

a. requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

a. requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

b.        requiring consideration of the materiality of (i) a breach and
(ii) the consequences of the breach to the party seeking enforcement;

a. requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

a. affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

3. Other Common Qualifications. Each of our opinions is subject to the effect of rules of law that:

a. limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

a. provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

a. limit the availability of a remedy under certain circumstances where another remedy has been elected;

a. provide a time limitation after which a remedy may not be enforced;

a. limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

a.        relate   to  the  sale  or  disposition  of  collateral  or   the
requirements of a commercially reasonable sale;

a. limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party;

a. may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

a. govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

a. may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

4.   Referenced  Provision  Qualification.   In  addition,  our   opinions,
     insofar as they relate to the validity, binding effect or enforceability of a provision in any of the Transaction Agreements requiring the Company to perform its obligations under, or to cause any other Person to perform its obligations under, any provision (a "Referenced Provision") of such Transaction Agreement or of any of the other Transaction Agreements or stating that any action will be taken as provided in or in accordance with any provision (also a "Referenced Provision") of any other Transaction Agreement, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and
     enforceability  of  such Referenced Provision.   Requirements  in  the
     Transaction Agreements that provisions therein may only be waived or amended in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

                                Schedule B
                                Assumptions

      For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1. The Company has the requisite title and rights to any property involved in the transactions effected under the Transaction Agreements (herein called the "Transactions").

1. Each of you is existing and in good standing in your jurisdiction of organization.

1. The Credit Agreement constitutes valid and binding obligations of yours and is enforceable against you in accordance with its terms (subject to qualifications, exclusions and other limitations similar to those applicable to our letter).

1. You have satisfied those legal requirements that are applicable to you to the extent necessary to entitle you to enforce the Transaction Agreements against the Company.

1. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (other than those of or on behalf of the Company) on each such document are genuine.

1. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

1. The conduct of the parties to the Transaction Agreements has complied with any requirement of good faith, fair dealing and conscionability.

1. You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transactions.

1. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement or any of the other Transaction Agreements.

1. The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

1. All parties to the Transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Agreements.

2. All agreements other than the Transaction Agreements (if any) with respect to which we have provided advice in our letter or reviewed in connection with our letter would be enforced as written.

1. The Company will not in the future take any discretionary action (including a decision not to act) permitted under the Transaction Agreements that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which the Company may be subject.

1. The Company will in the future obtain all permits and governmental approvals required, and will in the future obtain all actions required, relevant to the consummation of the Transactions or performance of the Transaction Agreements.

15. All information required to be disclosed in connection with any consent or approval by the Company's Board of Directors or stockholders (or equivalent governing group) and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed.

16. The Company's certificate of incorporation (or equivalent governing instrument), all amendments to that certificate, all resolutions adopted establishing classes or series of stock under that certificate, the Company's bylaws and all amendments to its bylaws have been adopted in accordance with all applicable legal requirements.

17. Each person who has taken any action relevant to any of our opinions in the capacity of director or officer was duly elected to that director or officer position and held that position when such action was taken.
                                Schedule C
                       Excluded Law and Legal Issues


      None of the opinions or advice contained in our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

1. federal securities laws and regulations (excluding the Investment Company Act of 1940 to the extent of our opinion contained in paragraph 7) and all other laws and regulations administered by the United States Securities and Exchange Commission), state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

1.   pension and employee benefit laws and regulations (e.g., ERISA);

1.   federal   and  state  antitrust  and  unfair  competition   laws   and
     regulations;

1.   compliance with fiduciary duty requirements;

1. the statues and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level -- e.g., water agencies, joint power districts, turnpike and tollroad authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the foregoing;

1.   fraudulent transfer and fraudulent conveyance laws;

1.   federal and state environmental laws and regulations;

1.   federal and state land use and subdivision laws and regulations;

1.   federal and state tax laws and regulations;

1. federal patent, trademark and copyright, state trademark, and other federal and state intellectual property laws and regulations;

1.   federal and state racketeering laws and regulations (e.g., RICO);

1.   federal and state health and safety laws and regulations (e.g., OSHA);

1.   federal and state labor laws and regulations;

1. federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

1. other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

1. any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act); and

1. the effect of any law, regulation or order which hereafter becomes effective.

       We have not undertaken any research for purposes of determining whether the Company or any of the Transactions which may occur in connection with the Credit Agreement or any of the other Transaction Agreements is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in Illinois, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.

                                Schedule D
                            Excluded Provisions


      None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Agreements:

1. Covenants not to compete, including without limitation covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees.

1. Indemnification for negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

1. Provisions mandating contribution towards judgments or settlements among various parties.

1.   Waivers  of  (i) legal or equitable defenses, (ii) rights to  damages,
     (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights, and (viii) other benefits to the extent they cannot be waived under applicable law.

1. Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, and increased interest rates upon default.

1.   Time-is-of-the-essence clauses.

1. Provisions which provide a time limitation after which a remedy may not be enforced.

1.   Confession of judgment clauses.

1. Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction and subject matter jurisdiction); provisions restricting access to courts; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

1. Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

1. Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.

1. Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

1.   Provisions which purport to award attorneys' fees solely to one party.

1.   Arbitration agreements.

1. Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

1. Provisions relating to (i) insurance coverage requirements and (ii) the application of insurance proceeds and condemnation awards.

1.   Provisions that provide for the appointment of a receiver.

1. Provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like.

1.   Confidentiality agreements.

1. Provisions in any of the Transaction Agreements requiring the Company to perform its obligations under, or to cause any other Person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Transaction Agreement.






                                Schedule E

                                Agreements

                                 [TO COME]

                                                                EXHIBIT E-2

                 OPINION OF GENERAL COUNSEL OF THE COMPANY


December __, 1999

To each of the Banks parties to the "Credit
     Agreement" (as defined below) and to Bank of America, N.A., as Administrative Agent


IMC Global Inc.

Ladies and Gentlemen:

      This opinion is furnished to you pursuant to Section 3.01(b) of that certain Amended and Restated Five Year Credit Agreement, dated as of December 8, 1999 (the "Credit Agreement"), among the Company, as borrower, various financial institutions and Bank of America, N.A., as Administrative Agent, and the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreements.

      I am the General Counsel of the Company and have acted in such capacity in connection with the preparation, execution and delivery of the Credit Agreement and each of the Notes dated the date hereof.

     In that connection, I have examined:

          (a) counterparts of the Credit Agreement and each of the Notes dated the date hereof, in each case executed by each of the parties thereto; and

          (b) the certificate of incorporation and bylaws of the Company as amended through the date hereof.

      I have also examined the originals, or copies certified to my satisfaction, of all of the indentures, loan or credit agreements, guarantees, mortgages, security agreements, bonds, notes and other material agreements or instruments (the "Relevant Contracts"), and all of the orders, writs, judgments, injunctions, decrees, determinations and awards of which I am aware, after diligent inquiry, that affect or purport to affect the obligations of the Company under the Credit Agreement or any of the Notes dated the date hereof, or the right of the Company to borrow money, to guaranty the obligations of other Borrowers from time to time parties to the Credit Agreement or to consummate the transactions contemplated by the Credit Agreement.

      In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below.

      In  my examination of the documents referred to above, I have assumed
(i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than the Company, (ii) the authenticity of all such documents submitted to me as originals and (iii) the conformity to originals of all such documents submitted to me as copies.

     I am qualified to practice law in the State of Illinois. This opinion is limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

      Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion as of the date hereof:

      1. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted, and (c) is duly qualified to do business and is in good standing in every state where it owns or leases real property, or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed could not be reasonably expected to have a Material Adverse Effect.

      2. The execution, delivery and performance by the Company of the Credit Agreement and each of the Notes dated the date hereof, and the consummation of the transactions contemplated by the Credit Agreement, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Company's charter or by-laws or (b) violate any law, rule, or regulation of the State of Illinois or Federal law of the United States, or any order, writ, judgment, injunction, decree, determination or award binding on or affecting or any of its properties or (c) conflict with or result in the breach of, or constitute a default under, any Relevant Contracts binding on or affecting the Company or any of its properties or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or any of its Subsidiaries.

      3. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery and performance by the Company of the Credit Agreement and each of the Notes dated the date hereof, or for the consummation of the transactions contemplated thereby.

      4. The Credit Agreement and each of the Notes dated the date hereof have been duly executed and delivered by the Company.

     5. To the best of my knowledge, except as disclosed in the Company's annual report on for the year ended December 31, 1998, each registration statement (other than a registration statement on Form S-8 (or its equivalent)) and each report on Form 10-K, 10-Q and 8-K (or their equivalents) which the Company has filed with the Securities and Exchange Commission since such date, there is no action, suit or proceeding pending against or affecting, the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (a) purports to affect the legality, validity binding effect or enforceability of the Credit Agreement or the Notes dated the date hereof or the consummation of the transactions contemplated by the Credit Agreement or (b) could reasonably be expected to have a Material Adverse Effect any Note.

      6. The provisions of the Credit Agreement (without regard for any provision thereof limiting the payment of interest or any other sums thereunder to the highest rate permitted by applicable law) and the Notes dated the date hereof do not violate any applicable law of the State of Illinois relating to usury.

      7. Neither the Company nor any Subsidiary of the Company is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Credit Agreement and may not be relied on in any manner or for any purpose by any other Person, nor any copies published, communicated or otherwise made available in whole or in part to any other Person or entity without my express prior written consent, except that you may furnish copies thereof to any party that becomes a Bank after the date hereof pursuant to the Credit Agreement. I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in this opinion. The opinions expressed above are based solely on facts, laws and regulations in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained herein.

                         Very truly yours,


                         Mary Ann Hynes


                                                                  EXHIBIT F


                                OPINION OF
                   MAYER, BROWN & PLATT, SPECIAL COUNSEL
                       FOR THE ADMINISTRATIVE AGENT



December __, 1999

To the Banks and the
  Administrative Agent
  Referred to Below
c/o Bank of America, N.A.,
as Administrative Agent
231 South LaSalle Street
Chicago, Illinois 60697

Dear Sirs:

     We have participated in the preparation of the Amended and Restated Five Year Credit Agreement (the "Credit Agreement") dated as of December 8, 1999 among IMC Global Inc., a Delaware corporation (the "Company"), various financial institutions and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to
Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     In connection herewith, we have examined (i) the Credit Agreement, including original or facsimile copies of signature pages thereto executed by the Company, each of the Banks and the Administrative Agent; and (ii) the Notes issued by the Company on the date hereof pursuant to the Credit Agreement (the "Notes" and, together with the Credit Agreement, the "Documents"). In connection with such examination, we have assumed, without any independent investigation, that:

(a)    all signatures of the parties on all items submitted to us are genuine;

(b) all natural persons, including persons acting on behalf of a business entity, are legally competent;
(c) all items submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents;
(d) each of the parties has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party, and all such Documents have been duly authorized by all necessary corporate or other action on the part of such parties and others and have been duly executed and delivered by such parties;
(e) as to all parties (other than the Company), the Credit Agreement constitutes the legal, valid and binding obligation of such parties, enforceable against each such party in accordance with its terms;
(f) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;
(g) the execution, delivery and performance of each of the Documents (i) are within the Company's corporate powers, (ii) have been duly authorized by all necessary corporate action on the party of the Company (including all necessary stockholder approval), (iii) do not contravene or conflict with (A) the charter or by-laws or any other organizational document of the Company, (B) any law, rule or regulation of the State of Illinois or of the Federal law of the United States, or (C) any writ, order, judgment, award, determination or decree to which the Company is subject or to which any of its property is bound and (iv) do not require any action, consent, approval, authorization, declaration or filing by or with any governmental or regulatory authority or any other third party; and
(h) there are no agreements between any of the parties that would alter the agreements set forth in the Documents.
     Based upon the foregoing, and subject to the qualifications and exceptions set forth below, we are of the opinion that, under the laws of the State of Illinois:

1. The Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. Each Note is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     Our opinions are subject to the following qualifications:

(a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, equitable subordination, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and limitations on the availability of specific performance, injunctive relief or other equitable remedies.
(b) We express no opinion as to obligations relating to indemnification, contribution or exculpation of costs, expenses or liabilities which contravene public policy.
(c) We express no opinion as to the enforceability, under certain circumstances, of provisions imposing penalties or forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default.
(d) We express no opinion as to any provision of any Document that purports to establish an evidentiary standard for determinations by the Banks or the Administrative Agent.
(e) We express no opinion as to Section 11.04 of the Credit Agreement insofar as it authorizes any Person to exercise any right of offset.
(f) We express no opinion as to any provision of the Credit Agreement purporting to convey rights to Persons other than parties to the Credit Agreement.
(g) We express no opinion as to any waiver of (i) the right to a jury trial or (ii) any objection to venue.
(h) We express no opinion as to the effect of the law of any jurisdiction other than the State of Illinois wherein enforcement of any Document may be sought (including, without limitation, whether any court outside the State of Illinois would honor the choice of Illinois law as the governing law of the Credit Agreement and the Notes).
     The opinions expressed herein shall be effective only as of the date of this opinion letter. We do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur subsequent to the date of this opinion letter or from the discovery subsequent to the date of this opinion letter of information not previously known to us pertaining to events occurring prior to the date of this opinion letter.

           This opinion letter is solely for the benefit of the addressees hereof (and their respective successors and assigns) in connection with the transactions contemplated by the Credit Agreement, and this opinion letter may not be relied upon by any other Person or for any other purpose.

                         Very truly yours,



                         MAYER, BROWN & PLATT



RCB:AGS






                                                                  EXHIBIT G


                    ASSIGNMENT AND ASSUMPTION AGREEMENT

       AGREEMENT dated as of _________, ____ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), IMC GLOBAL INC. (the "Company"), various financial institutions and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

                            W I T N E S S E T H

      WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Five-Year Credit Agreement dated as of December 8, 1999, among the Company, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended from time to time, the "Credit Agreement");

      WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers and participate in Swingline Loans and Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $__________;

      WHEREAS, Syndicated Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

      WHEREAS, Swingline Loans in the aggregate principal amount of $__________ are outstanding at the date hereof;

      WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $___________ are outstanding at the date hereof; and

      WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Syndicated Loans and Letter of Credit Liabilities, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

      NOW, THEREFORE, in consideration of the foregoing and the mutual 1agreements contained herein, the parties hereto agree as follows:

      Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

      Section 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Syndicated Loans made by, and participations in Swingline Loans and Letter of Credit Liabilities of, the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company, the Issuing Bank(s), the Swingline Bank(s) and the Administrative Agent, and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount (in addition to any Commitment theretofore held by the Assignee), and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     Section 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.9 It is understood that facility, utilization and Letter of Credit fees accrued to the date hereof in respect of the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit
Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

      Section 4. Consent to Assignment. This Agreement is conditioned upon the consent of the Company, the Issuing Bank(s), the Swingline Bank(s) and the Administrative Agent pursuant to Section 11.06(c) of the Credit Agreement. The execution of this Agreement by the Company, the Issuing Bank(s), Swingline Bank(s) and the Administrative Agent is evidence of this consent. Pursuant to Section 11.06(c), each Borrower shall execute and deliver a Note, if required by the Assignee, payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

      Section  5.      Non-reliance on Assignor.   The  Assignor  makes  no
representation  or  warranty  in  connection  with,  and  shall   have   no
responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

     Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

      Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       Section  8.      Administrative  Questionnaire.   Attached   is   an
Administrative Questionnaire duly completed by the Assignee.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                          [ASSIGNOR]


                          By
                          Title:

                          [ASSIGNEE]


                          By
                          Title:

                         IMC GLOBAL INC.


                         By
                                 Title:


                         BANK OF AMERICA, N.A., as Issuing Bank, Swingline Bank and Administrative Agent


                         By
                                Title:


                         [ISSUING BANK]



                         By
                                 Title:



                                                                  EXHIBIT H
                      FORM OF ELECTION TO PARTICIPATE
[Date]

Bank of America, N.A.,
as Administrative Agent for the Banks
which are parties to the Amended and
Restated Five-Year Credit Agreement dated as of December 8, 1999 among IMC Global Inc., various financial institutions and Bank of America, N.A., as Administrative Agent (the "Credit Agreement").

Dear Sirs:

      Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

      The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article 9 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of a Borrower under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Sections 8.03 and 11.03 thereof, as if the undersigned were a signatory party thereto.

     [Tax disclosure pursuant to Section 9.04]

      This instrument shall be construed in accordance with and governed by the laws of the State of Illinois.

                              Very truly yours,

                              [NAME OF ELIGIBLE SUBSIDIARY]

                              By
                                   Title:

      The undersigned hereby confirms that [name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.
                              IMC GLOBAL INC.

                              By
                                   Title:

     Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.

                              BANK OF AMERICA, N.A.,
                              as Administrative Agent

                              By
                                   Title:



                                                                  EXHIBIT I

                       FORM OF ELECTION TO TERMINATE

[Date]

Bank of America, N.A.,
as Administrative Agent for the Banks
which are parties to the Amended and
Restated Five-Year Credit Agreement dated as of December 8, 1999 among IMC Global Inc., various financial institutions, and Bank of America, N.A., as Administrative Agent (the "Credit Agreement").

Dear Sirs:

      Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

      The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Loans to the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any Note heretofore incurred.

      This instrument shall be construed in accordance with and governed by the laws of the State of Illinois.

                              Very truly yours,

                              [NAME OF ELIGIBLE SUBSIDIARY]

                              By
                                   Title:

      The undersigned hereby confirms that the status of [name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.

                              IMC GLOBAL INC.

                              By
                                   Title:

      Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.

                              BANK OF AMERICA, N.A.,
                              as Administrative Agent

                              By
                                   Title:



                                                                  EXHIBIT J


Matters  to  be  covered  in  the Opinions  of  Counsel  for  the  Eligible
Subsidiaries


     1. The Borrower is a [legal entity] duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].
      2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes are within the Borrower's legal powers, have been duly authorized by all necessary legal action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the [organizational documents] of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument known to such counsel to be binding upon the Borrower or the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries pursuant to any of the foregoing.
     3. The Borrower's Election to Participate has been duly executed and delivered and the Credit Agreement constitutes a valid and binding agreement of the Borrower and each of its Notes has been duly executed and delivered and constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.
      [4. Except as disclosed in the Borrower's Election to Participate, there are no Taxes or Other Taxes of [jurisdiction of organization and, if different, principal place of business], or any taxing authority thereof or therein, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate, the Credit Agreement or its Notes.]



                                                                  EXHIBIT K
                        FORM OF NOTICE OF BORROWING
Date ___________

Bank of America, N.A.,
  as Administrative Agent under the
  Credit Agreement referred to below

Ladies and Gentlemen:

      The undersigned (the "Borrower") refers to the Amended and Restated Five-Year Credit Agreement dated as of December 8, 1999 (as the same may be amended from time to time, the "Credit Agreement"), among IMC Global Inc., various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meaning assigned to such terms in the Credit Agreement. The Borrower hereby notifies you, pursuant to Section [2.02] [2.03(f)] of the Credit Agreement, of its election to make the following Borrowing:

     1.   Amount:                       _________________________________

     2.   Type of Borrowing:            _________________________________

     3.   Date of Borrowing:            _________________________________

     4.   Interest Period for
          Fixed Rate Borrowing:         _________________________________

     5.   Lender [for Swingline
          Borrowing only]:              _________________________________

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Borrowing, before and immediately after giving effect thereto and to the application of the proceeds therefrom:

      (a) immediately after such Borrowing, (i) the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of Letters of Credit Liabilities will not exceed the aggregate amount of the Commitments, (ii) the aggregate outstanding principal amount of Swingline Loans will not exceed $25,000,000 and (iii) the aggregate amount of Letter of Credit Liabilities will not exceed $100,000,000;

     (b)  no Default shall have occurred and be continuing; and

     (c) the representations and warranties (other than the representation and warranty set forth in Section 4.04(b) in the case of a Borrowing which does not result in an increase in the sum of the aggregate outstanding principal amount of the Loans and the aggregate Letter of Credit Liabilities) of the Borrower contained in the Credit Agreement shall be true on and as of the date of such Borrowing.

                         [NAME OF BORROWER]

                         By
                             Name:
                             Title:



                                                                  EXHIBIT L

                 FORM OF NOTICE OF INTEREST RATE ELECTION

Date

Bank of America, N.A.,
  as Administrative Agent under the
  Credit Agreement referred to below

Ladies and Gentlemen:

      The undersigned (the "Borrower") refers to the Amended and Restated Five-Year Credit Agreement dated as of December 8, 1999 (as the same may be amended from time to time, the "Credit Agreement"), among IMC Global Inc., various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meaning assigned to such terms in the Credit Agreement. The Borrower hereby notifies you, pursuant to Section 2.10(a) of the Credit Agreement, of the following interest rate election:

     1.   Group of Loans (or portion
          thereof) to which election
          applies

     2.   Effective date of election

     3.   New type of Loans [if
          Loans are to be converted]

     4.   Duration of next succeeding
          Interest Period [if Loans are
          converted to Euro-Dollar Loans]

     5.   Additional Interest Period [if
          Loans are continued as Euro-Dollar
          Loans]


[NAME OF BORROWER]



By___________________________
  Name:
  Title: